EXHIBIT 10.9


                             EMPLOYEES' THRIFT PLAN

                                       OF

                            TRIGON INSURANCE COMPANY





                                 Effective Date
                                  July 1, 1980

                             As Amended and Restated
                                 October 1, 1998

                                TABLE OF CONTENTS


ARTICLE                                                                    PAGE



INTRODUCTION...................................................................1


ARTICLE I......................................................................2

   DEFINITIONS.................................................................2
     1.01   Administrative Committee...........................................2
     1.02   Affiliate..........................................................2
     1.03   After-Tax Contribution Account.....................................2
     1.04   Annual Additions...................................................2
     1.05   Beneficiary........................................................3
     1.06   Board..............................................................3
     1.07   Compensation.......................................................3
     1.08   Contributions......................................................4
     1.09   Corporation........................................................4
     1.10   Current Balance....................................................4
     1.11   Deductible Account.................................................4
     1.12   Deductible Current Balance.........................................5
     1.13   Defined Benefit Plan...............................................5
     1.14   Defined Contribution Plan..........................................5
     1.15   Delayed Retirement Date............................................5
     1.16   Disability Retirement Date.........................................5
     1.17   Early Retirement Date..............................................5
     1.18   Effective Date.....................................................5
     1.19   Employee...........................................................5
     1.20   Employer...........................................................6
     1.21   Employer Contributions.............................................6
     1.22   Employer Matching  Contributions...................................6
     1.23   Employer Matching Contributions Account............................6
     1.24   Employment Date....................................................7
     1.25   Entry Date.........................................................7
     1.26   ERISA..............................................................7
     1.27   Fiduciary..........................................................7
     1.28   Forfeiture.........................................................7
     1.29   Fund...............................................................7
     1.30   Hardship...........................................................7
     1.31   Highly Compensated Employee........................................9
     1.32   Hour of Service...................................................11
     1.33   Individual Account................................................12
     1.34   IRC...............................................................13
     1.35   Investment Committee..............................................13
     1.36   Investment Manager................................................13
     1.37   Limited Participant...............................................13
     1.38   Limitation Year...................................................13
     1.39   Maximum Compensation..............................................13
     1.40   Non-Highly Compensated Employee...................................14
     1.41   Normal Retirement Age.............................................14
     1.42   Normal Retirement Date............................................14
     1.43   Parent............................................................14
     1.44   Participant.......................................................14
     1.45   Plan..............................................................14
     1.46   Plan Year.........................................................14
     1.47   Pre-Tax Contribution Account......................................14

     1.48   Pre-Tax Contributions.............................................15
     1.49   Profit SharingMatching Contribution...............................15
     1.50   Profit SharingMatching Contributions Account......................15
     1.51   Reemployment Date.................................................15
     1.52   Rollover Account..................................................15
     1.53   Rollover Contributions............................................15
     1.54   Service...........................................................15
     1.55   Severance from Service Date.......................................18
     1.56   Severance Period..................................................20
     1.57   Total and Permanent Disability....................................20
     1.58   Transfer Account..................................................21
     1.59   Trigon Stock......................................................21
     1.60   Trigon Stock Fund.................................................21
     1.61   Trust Agreement...................................................21
     1.62   Trustee...........................................................22
     1.63   Valuation Date....................................................22


ARTICLE II....................................................................23

   ELIGIBILITY AND PARTICIPATION..............................................23
     2.01   Eligibility.......................................................23
     2.02   Participation.....................................................23
     2.03   Limited Participants..............................................24
     2.04   Designation of Beneficiary........................................24


ARTICLE III...................................................................26

   CONTRIBUTIONS..............................................................26
     3.01   Pre-Tax Contributions.............................................26
     3.02   Employer Matching Contributions...................................27
     3.03   Rollover Contributions............................................27
     3.04   Testing of Pre-Tax Contributions..................................28
     3.05   Testing of Employer Contributions.................................32
     3.06   Multiple Use Limitation...........................................36
     3.07   Maximum Pre-Tax Contributions.....................................38
     3.08   Profit Sharing Matching Contributio...............................39


ARTICLE IV....................................................................40

   INVESTMENT OPTIONS AND FUNDS...............................................40
     4.01   Investment Options................................................41
     4.02   Election Procedure................................................42
     4.03   Investment Accounts...............................................42
     4.04   Investment Information............................................42
     4.05   Limitations on Directed Investments...............................42
     4.06   Application to Beneficiaries and Alternate Payees.................43
     4.07   Voting, Tender and Exercise of Similar Rights with
              Respect to Trigon Stock.........................................43
     4.08   Management of the Trigon Stock Fund...............................44


ARTICLE V.....................................................................46

   ALLOCATIONS TO INDIVIDUAL ACCOUNTS.........................................46
     5.01   Individual Accounts...............................................46
     5.02   Allocation of After-Tax Contributions.............................46
     5.03   Allocation of Pre-Tax Contributions...............................46
     5.04   Allocation of Employer Contributions..............................46
     5.05   Allocation of Deductible Contributions............................46

     5.06   Allocation of Rollover Contributions..............................46
     5.07   Allocation of Income, Gains and Losses............................47
     5.08   Forfeitures.......................................................47
     5.09   Maximum Additions.................................................47
     5.10   Multiple Plan Participation.......................................48
     5.11   Allocation of Profit Sharing Matching Contributions...............50


ARTICLE VI....................................................................51

   VESTING AND DISTRIBUTIONS..................................................51
     6.01   Vesting...........................................................51
     6.02   Normal Retirement.................................................56
     6.03   Delayed Retirement................................................57
     6.04   Early Retirement..................................................57
     6.05   Disability Retirement.............................................57
     6.06   Death Prior to the Commencement of Benefits.......................58
     6.07   Death After the Commencement of Benefits..........................60
     6.08   Method of Payment.................................................60
     6.09   Maximum Option Payable............................................65
     6.10   Benefits to Minors and Incompetents...............................66
     6.11   Payment of Benefits...............................................66
     6.12   Restriction on Distribution of Pre-Tax Contributions..............67
     6.13   Special Retirement Opportunity....................................68

ARTICLE VII...................................................................69

   WITHDRAWALS, REINSTATEMENTS AND LOANS......................................69
     7.01   Withdrawals Generally.............................................69
     7.02   Withdrawal of After-Tax Contributions.............................69
     7.03   Withdrawal of Rollover Account, Transfer Account and Vested
              Employer Contribution Account...................................70
     7.04   Withdrawal of Deductible Account..................................72
     7.05   Withdrawal at Age 59..............................................72
     7.06   Hardship Withdrawal...............................................73
     7.07   Loans.............................................................74


ARTICLE VIII..................................................................81

   FUNDING....................................................................81
     8.01   Contributions.....................................................81
     8.02   Trustee...........................................................81
     8.03   Exclusive Benefit.................................................82


ARTICLE IX....................................................................83

   FIDUCIARIES................................................................83
     9.01   General...........................................................83
     9.02   Corporation.......................................................83
     9.03   Trustee...........................................................84
     9.04   Administrative Committee..........................................84
     9.05   Investment Committee..............................................86
     9.06   Claims Procedures.................................................86
     9.07   Records...........................................................87
     9.08   Missing Persons...................................................88
     9.09   Maintenance of Individual Accounts, Deductible Accounts
              and Plan Operations.............................................88
     9.10   Disclosure........................................................89
     9.11   Annual Accountings................................................90

     9.12   Funding Policy....................................................90
     9.13   Indemnification of Fiduciaries....................................91
     9.14   Equitable Allocations.............................................91

ARTICLE X.....................................................................92

   AMENDMENT AND TERMINATION OF THE PLAN......................................92
     10.01  Amendment of The Plan.............................................92
     10.02  Termination of The Plan...........................................92
     10.03  Allocation of Funds...............................................93
     10.04  Application of Assets.............................................93
     10.05  Automatic Termination.............................................94
     10.06  Merger, Consolidation and Transfers of Assets or Liabilities......94


ARTICLE XI....................................................................95

   PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN..........................95
     11.01  Method of Participation...........................................95
     11.02  Withdrawal........................................................95


ARTICLE XII...................................................................97

   TOP HEAVY PLAN PROVISIONS..................................................97
     12.01  General...........................................................97
     12.02  Definitions.......................................................97
     12.03  Minimum Top Heavy Contribution...................................100
     12.04  Defined Benefit Plan Minimum Accrued Benefit.....................101
     12.05  Multiple Plan Participation......................................101
     12.06  No Duplication of Minimum Benefit................................101
     12.07  Top Heavy Assumptions............................................101
     12.08  Minimum Vesting..................................................102


ARTICLE XIII.................................................................103

   MISCELLANEOUS.............................................................103
     13.01  Governing Law....................................................103
     13.02  Construction.....................................................103
     13.03  Expenses.........................................................103
     13.04  Participant's Rights; Acquittance................................103
     13.05  Spendthrift Clause...............................................103
     13.06  Mistake of Fact..................................................108
     13.07  Counterparts.....................................................109

ADOPTION OF THE PLAN.........................................................110


APPENDIX A...................................................................111

   PROVISIONS APPLICABLE TO CONSOLIDATED RISK MANAGEMENT SERVICES............111


APPENDIX B...................................................................115

   PROVISIONS APPLICABLE TO PRIORITY HEALTH CARE, INC........................115

                                  INTRODUCTION

    The Employees' Thrift Plan of Trigon Insurance Company originally became effective July 1, 1980, and was subsequently amended with the most recent amendment and restatement being effective October 1, 1998.

    The amended and restated Thrift Plan herein contained constitutes an amendment effective October 1, 1998, to the earlier plan provisions, rather than a replacement of such plan. The plan provisions as in effect immediately prior to this October 1, 1998 amendment, modified by Section 10.02 of this amended and restated Plan, shall remain in effect for those Participants who are not actively employed by the participating Employers at any time after such date. The assets held under the trust will continue to be held pursuant to the Plan as herein amended. Any special provisions applicable to funds transferred to the Plan from another qualified retirement plan in a plan-to-plan transfer shall be contained in the appropriate adoption agreement or in an Appendix attached to and made a part of the Plan.

    It is intended that this Plan, together with the Trust Agreement, be considered a profit sharing plan as defined in IRC Section 404(a)(3) and regulations issued pursuant thereto, and meet all the requirements of the Internal Revenue Code of 1986 ("IRC"), to the extent applicable, and the Plan shall be interpreted, wherever possible, to comply with the terms of the IRC and all formal regulations and rulings issued under the IRC and amendments thereto.

    Effective October 1, 1998, the Plan as amended and restated has the terms and provisions hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS


     As used herein and in the Trust Agreement entered into pursuant hereto, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

1.01 Administrative Committee means the Administrative Committee provided for in Section 9.04.

1.02 Affiliate means an organization which is a member of the same controlled group of organizations as the Employer as determined pursuant to IRC Sections 414(b), 414(c), 414(m) and 414(o) but which is not an Employer.

1.03 After-Tax Contribution Account means that portion of a Participant's Individual Account attributable to his After-Tax Basic Contributions and After-Tax Additional Contributions made to the Plan for periods through December 31, 1987, and the proportionate share of the adjustment of the Fund determined in accordance with Section 5.07.

1.04 Annual Additions means for any Employee in any Limitation Year the sum of (a) Employer Contributions including excess Pre-Tax Contributions returned pursuant to Sections 3.04 and 3.07 and any Employer Contributions which are forfeited and used to reduce Contributions of the Employer or distributed under the provisions of Sections 3.04,
          3.05 and 3.07, (b) Contributions made by the Participant, (c) any Forfeitures allocated to his account in a given Limitation Year, (d) amounts allocated after March 31, 1984, to an individual medical account, as defined in IRC Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer and (e) amounts derived from contributions paid or accrued in taxable years after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in IRC Section 419(e) maintained by the Employer.

1.05 Beneficiary means any person (including a trust or estate) designated by a Participant to receive such benefits as may become payable after the death of such Participant.

1.06      Board means the Board of Directors of the Corporation.

1.07 Compensation means, for a Participant, total earnings, prior to withholding, paid to him by his Employer during a Plan Year, including bonuses, extra compensation, overtime payments, Pre-Tax Contributions and any other amounts which the Employee could have elected to receive as cash in the current year as taxable income in lieu of a non-taxable benefit under a plan which is maintained by the Employer pursuant to IRC Section 125. Compensation shall exclude flex dollars, tax gross ups, relocation expenses, referral bonuses, tuition reimbursement, the imputed value of group life insurance, the economic value attributable to the Employee under split dollar life insurance, car allowances, contest earnings (other than marketing or sales incentives), cash payments for unused paid time off (PTO) made upon the Employee's termination of service with the Employer, income recognized with respect to stock of an Employer (including income arising from stock purchases, the exercise of stock options, restricted stock, performance stock or other form of stock-based compensation), and any Contributions by the Employer (other than Pre-Tax Contributions) to this or any other employee benefit programs. Reference herein to Compensation with respect to any period of time shall mean the Compensation, as defined in the preceding sentences, of a Participant for such period.

               For purposes of determining Employer Matching Contributions under
          Section 3.02, Compensation shall mean the Compensation as defined in the preceding sentences, of a Participant during the applicable pay period.

               Notwithstanding the preceding, in no event shall Compensation during a Plan Year exceed one hundred fifty thousand dollars ($150,000) or such legislated amount as may be determined pursuant to IRC Section 401(a)(17), provided that the increase determined as of any January 1 of a calendar year by the Secretary of the Treasury shall be effective for Plan Years beginning in such calendar year.

               For Plan Years beginning before January 1, 1997, in determining the Compensation of a Participant for purposes of this limit, the rules of IRC Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted one hundred fifty thousand dollar ($150,000) limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the limit.

1.08 Contributions means payments made to the Plan which are provided for herein by the Employer and/or by Participants and Employees pursuant to Article III for the purpose of providing the benefits under this Plan.

1.09 Corporation means Trigon Insurance Company and any successor thereto. The Corporation is the sponsor, named fiduciary and administrator of the plan as it relates to the Employees of participating Employers. Before March 7, 1997, the Corporation was Blue Cross and Blue Shield of Virginia, a Virginia corporation doing business as Trigon Blue Cross Blue Shield.

1.10 Current Balance as used in regard to a Participant's Individual Account or stipulated portion thereof, means, as of any date, the market value of the Participant's Individual Account or portion thereof determined as of the next following Valuation Date.

1.11 Deductible Account means the account established for a Participant to hold voluntary Deductible Contributions made to the Plan for periods prior to January 1, 1987, and the proportionate share of the adjustment of the Fund determined in accordance with

          Section 5.07. All amounts held in a Participant's Deductible Account shall at all times be one hundred percent (100%) vested.

1.12 Deductible Current Balance as used in regard to a Participant's Deductible Account or stipulated portion thereof means, as of any date, the market value of the Participant's Deductible Account as of the next following Valuation Date.

1.13      Defined Benefit Plan means a plan established and qualified under IRC
          Section 401 or 403, except to the extent it is, or is treated as, a Defined Contribution Plan.

1.14 Defined Contribution Plan means a plan established and qualified under IRC Section 401 or 403, which provides for individual accounts for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

1.15 Delayed Retirement Date means the date of the Participant's termination of employment after his Normal Retirement Date.

1.16 Disability Retirement Date means the date the Administrative Committee determines that a Participant has a Total and Permanent Disability.

1.17 Early Retirement Date means the date of the Participant's termination of employment prior to his Normal Retirement Date provided that the Participant has attained the age of fifty-five (55).

1.18 Effective Date means July 1, 1980, or such later date as of which an Employer adopts the Plan for its Employees. The effective date of this amended and restated Plan shall be October 1, 1998.

1.19 Employee means any person employed by the Employer excluding any person (a) considered a leased employee within the meaning of IRC
          Section 414(n); (b) who is represented by a collective bargaining unit for purposes of bargaining with the Employer with respect to wages, hours of employment or other conditions of employment unless the resulting bargaining agreement provides for participation in the Plan; and (c) any employee holding the job "Homemaker", job number 0068.

               A leased employee is a person other than an employee of the Employer who pursuant to an agreement between the Employer and any other person (leasing organization) has performed services for the Employer or for the Employer and related persons, determined in accordance with IRC Section 414(n)(6), on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control of the Employer or related persons. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

1.20 Employer means, collectively or individually as the context may indicate, the Corporation and any other corporation which (a) is a member of the same controlled group of corporations as the Corporation [as determined pursuant to IRC Sections 414(b), 414(c), 414(m) and 414(o)], (b) the Board has authorized to adopt the Plan and (c) by taking appropriate action has adopted the Plan and become signatory to the Trust Agreement, or any successor to one or more of such entities.

1.21 Employer Contributions means Employer Matching Contributions made by an Employer pursuant to Section 3.02 and Profit Sharing Matching Contributions made by an Employer pursuant to Section 3.08.

1.22 Employer Matching Contributions means matching Contributions made by an Employer pursuant to Section 3.02.

1.23 Employer Matching Contributions Account means that portion of a Participant's Individual Account attributable to the Employer Matching Contribution allocated to such Participant pursuant to Section 5.04 and the proportionate share of the adjustment of the Fund determined in accordance with Section 5.07 attributable to his Employer Matching Contributions Account. The Employer Matching Contributions Account may include amounts transferred to this Plan in a plan-to-plan transfer as specified in an Appendix and/or in an appropriate adoption agreement.

1.24 Employment Date means the date an Employee first performs an Hour of Service for the Employer, except that with respect to an Employee who was in the employ of the Employer on January 1, 1987, the term "Employment Date" shall mean the most recent date coincident with or immediately preceding January 1, 1987, on which such Employee first performed an Hour of Service either for the first time or after being reemployed.

1.25 Entry Date means the first day of any month coinciding with or next following the date on which the eligibility requirements of Section
          2.01 are met.

1.26 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Any reference to any Section of ERISA shall be deemed to include any applicable regulations pertaining to such Section.

1.27 Fiduciary means the Corporation, Employer, Trustee, Administrative Committee, Investment Committee and any individual, corporation, firm or other entity which assumes, in accordance with Article IX, responsibilities of the Corporation, Employer, Trustee, Administrative Committee or Investment Committee respecting management of the Plan or the disposition of its assets.

1.28 Forfeiture means any amount held upon termination of employment of a Participant which he is not entitled to receive as a distribution in accordance with the terms of Article VI.

1.29      Fund means the trust fund created in accordance with Article VIII.

1.30 Hardship means, with respect to the determination of certain withdrawal rights hereunder, a withdrawal authorized by the Administrative Committee based upon a finding that the following rules are satisfied.

          1.30(a) The withdrawal is necessary to enable the Participant to meet unusual or special situations in his financial affairs which result in an immediate and heavy financial need.

          1.30(b) The amount of the withdrawal is not available from other resources of the Participant.

          1.30(c) The amount distributed does not exceed the amount required to meet the immediate financial need created.

          1.30(d) In furtherance of Section 1.30(a), a financial Hardship shall be deemed to be present if the withdrawal request is on account of:

                    (i) Medical expenses described in IRC Section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in IRC Section 152);

                    (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (iii) Payment of tuition and related fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents (as defined in IRC Section 152);

                    (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence;

                    (v) Payment of funeral expenses and unreimbursed medical expenses related to the last illness of a member of the Participant's immediate family;

                    (vi) Loss by the Participant or his spouse of more than fifty percent (50%) of normal income;

                    (vii) Payment of an outstanding court ordered judgment greater than five hundred dollars ($500); or

                    (viii) Such other events as may be determined by the Internal Revenue Service.

          1.30(e) The Administrative Committee shall make a determination of Hardship on the basis of all relevant facts and circumstances that the distribution is of an amount necessary to satisfy the financial need and that it is not available from other resources of the Participant. The Administrative Committee may rely upon reasonable representations by the Participant that the need cannot otherwise be satisfied by:

                    (i) Reimbursement or compensation by insurance or otherwise;

                    (ii) Reasonable liquidation of the Participant's assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

                    (iii) The cessation of Pre-Tax Contributions under this Plan or other plans maintained by the Employer;

                    (iv) By other distributions or nontaxable (at the time of the loan) loans from this Plan and any other plans maintained by the Employer or any other employer; or

                    (v) By borrowing from commercial sources on reasonable commercial terms.

1.31      Highly Compensated Employee means, effective as of January 1, 1997:

          1.31(a)   An Employee who:

                    (i) Was a 5% Owner of the Employer at any time during the Plan Year or the preceding Plan Year, or

                    (ii) Received Compensation from the Employer in excess of $80,000 during the preceding Plan Year and, to the extent elected by the Committee pursuant to applicable Treasury Regulations, was in the top 20% of Employees when ranked on the basis of

                              Compensation (the "top-paid group") paid during such preceding Plan Year. The $80,000 limit shall be adjusted pursuant to IRC Sections 414(q) and 415(d).

                    For purposes of determining Highly Compensated Employees, Compensation shall mean Maximum Compensation but including Pre-Tax Contributions and any elective contributions under a cafeteria plan or under any other arrangements permitted under IRC Section 414(s) and any imputed income from group-term life insurance.

          1.31(b) Any former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee
                    (i) when he terminated employment, or (ii) in any year following attainment of age fifty-five (55). In addition, an employee who works only a de minimis amount of service may be considered a Highly Compensated Employee.

          1.31(c) The following employees shall be excluded for purposes of determining who is in the top-paid group under Section 1.31(a)(ii):

                    (i) employees who have not completed six (6) months of service;

                    (ii) employees who normally work less than seventeen and one-half (17 1/2) hours per week;

                    (iii) employees who normally work not more than six (6) months during any year;

                    (iv)      employees who have not attained age twenty-one
                              (21);

                    (v) except to the extent provided in regulations, employees who are included in a collective bargaining agreement between employee representatives and an Employer or Affiliate; and

                    (vi) employees who are nonresident aliens and who receive no earned income [within the meaning of IRC Section 911(d)(2)] from an Employer or Affiliate which constitutes income from sources within the United States [within the meaning of IRC Section 861(a) (3)].

          1.31(d) For purposes of this Section 1.31, the term "5% Owner" shall have the same meaning as specified in IRC Section 416(i).

1.32      Hour of Service means the sum of Section 1.32(a), Section 1.32(b),
          Section 1.32(c) and Section 1.32(d) following:

          1.32(a) Each hour for which an Employee is paid, or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

          1.32(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this Section 1.32(b) for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service under this paragraph shall be calculated and credited pursuant to Department of Labor Regulations Section 2530.200b-2 which are incorporated herein by this reference; and

          1.32(c) Each hour for which an Employee presumably would have performed services for and been compensated by the Employer but for the fact that the Employee was on a military leave of absence for service in the armed forces of the United States of America, provided that the Employee entered such service directly from the employ of the Employer and was discharged from such service and reemployed by the Employer within the period during which his employment rights as a veteran are protected by law.

          1.32(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under Section 1.32(a) or Section 1.32(b), as the case may be, and under this Section 1.32(d). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

          1.32(e) Hours of Service to be credited under the Plan shall be determined on the basis of the actual hours for which an Employee is paid or entitled to payment. However, any Employee for whom no hourly employment records are kept by the Employer shall be credited with ninety-five (95) Hours of Service for each semi-monthly payroll period in which he would have been credited with at least one (1) Hour of Service under the foregoing provisions if hourly records were available.

          1.32(f) Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") and the special rules relating to veterans' reemployment rights under USERRA pursuant to IRC Section 414(u).

1.33 Individual Account means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms of this Plan. The Individual Account is comprised of a Pre-Tax Contribution Account, an After-Tax Contribution Account, an Employer Matching Contributions Account, a Profit Sharing Matching Contributions Account, a Rollover Account and a Transfer Account, if applicable. The Participant's Individual Account may include any subaccounts deemed necessary to provide appropriate recordkeeping as determined by the Administrative Committee.

1.34 IRC means the Internal Revenue Code of 1986, as amended. Any reference to any section of the IRC shall be deemed to include any applicable regulations and rulings pertaining to such section and shall also be deemed a reference to comparable provisions of future laws.

1.35      Investment Committee means the Investment Committee provided for in
          Section 9.05.

1.36      Investment Manager means a person or entity, as defined in ERISA
          Section 3(38), which has the power to manage, acquire, or dispose of Plan assets and which is either:

          1.36(a) an investment advisor registered under the Investment Advisors Act of 1940; or

          1.36(b)   a bank as defined in the Investment Advisors Act of 1940; or

          1.36(c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state; and which acknowledges in writing that it is a Fiduciary with respect to the Plan.

1.37 Limited Participant means a Participant whose participation in the Plan has ceased as a result of (i) his transfer of employment from a participating Employer to the employment of an Affiliate or (ii) whose employment status changes to "Homemaker", job number 0068 or a collective bargaining employee as specified in Section 1.19.

1.38 Limitation Year means the twelve (12) month period commencing on January 1 and ending on December 31.

1.39 Maximum Compensation means, effective January 1, 1998, a Participant's total earnings, prior to withholding, paid to him by his Employer during a Program Year, including bonuses, extra compensation, overtime payments, Pre-Tax Contributions under this Plan, and any other amounts which the Participant could have elected to receive as cash in the current year as taxable income in lieu of a non-taxable benefit under a plan which is maintained by the Employer pursuant to Internal Revenue Code Section 125.

               Maximum Compensation for any Limitation Year is the compensation actually paid or included in gross income during such year. Maximum Compensation shall be limited to one hundred fifty thousand dollars ($150,000) or such legislated amount as may be determined by the Secretary of the Treasury pursuant to IRC Section 401(a)(17).

               This definition shall be interpreted consistent with IRC Section
          415. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

1.40 Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.41 Normal Retirement Age means the date a Participant attains the age of sixty-five (65).

1.42 Normal Retirement Date means the date on which a Participant attains his Normal Retirement Age.

1.43 Parent means Trigon Healthcare, Inc., the parent corporation of the Corporation.

1.44 Participant means any Employee who becomes a Participant as provided in Article II.

1.45 Plan means the "Employees' Thrift Plan of Trigon Insurance Company." Before March 7, 1997, the name of the Plan was "Employees' Thrift Plan of Trigon Blue Cross Blue Shield."

1.46 Plan Year means initially the six (6) month period beginning July 1, 1980, and ending on December 31, 1980. Thereafter, Plan Year shall mean the twelve (12) month period beginning on each January 1 and ending on each December 31.

1.47 Pre-Tax Contribution Account means that portion of a Participant's Individual Account attributable to Pre-Tax Contributions allocated to such Participant pursuant to Section 5.03 and the proportionate share of the adjustment of the Fund determined in accordance with Section
          5.07 attributable to his Pre-Tax Contribution Account. The Pre-Tax Contribution Account may include amounts transferred to this Plan in a plan-to-plan transfer as specified in an Appendix and/or in an applicable adoption agreement.

1.48 Pre-Tax Contributions means Contributions made by an Employer on the Participant's behalf pursuant to Section 3.01.

1.49 Profit Sharing Matching Contribution means Contributions made by an Employer pursuant to Section 3.08.

1.50 Profit Sharing Matching Contributions Account means that portion of a Participant's Individual Account attributable to the Profit Sharing Matching Contribution allocated to such Participant pursuant to
          Section 5.11 and the proportionate share of the adjustment of the Fund determined in accordance with Section 5.07 attributable to his Profit Sharing Matching Contributions Account.

1.51 Reemployment Date means the date, following a Severance Period, on which an Employee again performs an Hour of Service.

1.52 Rollover Account means the portion of the Individual Account established on behalf of an Employee to hold the amount he elects to rollover into this Plan pursuant to IRC Section 402(c)(4) and the Participant's proportionate share of the adjustment of the Fund determined in accordance with Section 5.07 attributable to his Rollover Account. The Administrative Committee may establish subaccounts within the Rollover Account as it deems applicable. All amounts held in a Participant's Rollover Account shall at all times be one hundred percent (100%) vested.

1.53 Rollover Contributions means Rollover Contributions made to the Fund pursuant to Section 3.03.

1.54 Service means, as of any date, the aggregate of an Employee's periods of Service required to be recognized under this Plan commencing on the Employee's Employment Date or any Reemployment Date subsequent thereto and ending on a Severance from Service Date. For purposes of this
          Section 1.54, each completed month shall be counted as Service hereunder.

          1.54(a)   For purposes of determining Service for vesting under
                    Section 6.01, the following provisions shall be applicable.

                    (i) For purposes of determining Service under Section 6.01(c) only, periods of employment with any Affiliate shall be included as if the Employee had been employed by the Employer for such time.

                    (ii) For purposes of determining Service under Section 6.01(c) only, periods of employment with any other Blue Cross and/or Blue Shield organization shall be included as if the Employee had been employed by the Employer for such time if:

                              (A) the Employee was vested in a Defined Benefit
                         Plan sponsored by the other organization, or

                              (B) the period between the Employee's termination
                         with the other organization and his employment with an Employer is not greater than the lesser of five years or the Employee's period of employment with the other organization.

                              In addition, the Employee's period of employment
                         with another Blue Cross and/or Blue Shield organization is not counted as part of an Employee's Severance Period for purposes of Section 6.01(c) only.

                    (iii) If the Employee was not a Participant and his Reemployment Date is before his Severance from Service Date, the Employee shall be credited with Service as if the Employee had not terminated employment, subject to Section 1.55(e) relating to service crediting during a maternity or paternity absence.

                    (iv) If the Employee was not a Participant and his Reemployment Date is after his Severance from Service Date, the Employee shall be credited with the Service prior to his Severance from Service Date if the

                              Employee's Severance Period is greater than the lesser of five years or the Employee's period of Service prior to the Severance Period.

                    (v) The following rule shall be applicable to Employees employed by Blue Cross and Blue Shield of Virginia on and/or before December 31, 1986. If an Employee was a Participant in the Employees' Thrift Plan of Blue Cross and Blue Shield of Virginia on and/or before such date and is subsequently eligible for a reinstatement of his Individual Account applicable to Forfeitures occurring prior to January 1, 1987, and elects to reinstate said amount pursuant to Section 6.01, Service for purposes of Section 6.01 shall be applied to such reinstated Employer Contributions by crediting twelve (12) months of Service for each prior class year of forfeiture.

                    (vi) The following rule shall be applicable to Employees participating in the Blue Cross and Blue Shield of Southwestern Virginia Employee Appreciation Savings Plan on and/or before December 31, 1986. If a Participant is subsequently eligible for a reinstatement of his Individual Account applicable to Forfeitures occurring prior to January 1, 1987, and elects to reinstate said amount pursuant to Section 6.01, Service for purposes of Section 6.01 shall be applied to such reinstated Employer Contributions by crediting service as determined under the Blue Cross and Blue Shield of Southwestern Virginia Employee Appreciation Savings Plan through December 31, 1986. To this end, if a Participant has a Plan Year of Service under the Employee Appreciation Savings Plan, each such period shall be deemed to be twelve (12) months of Service hereunder.

          1.54(b)   For purposes of determining Service for eligibility under
                    Section 2.01, the following provisions shall be applicable.

                    (i) Periods of employment with an Affiliate which would have constituted Service had the Participant been employed by the Employer shall be included as if such periods had been performed for the Employer.

                    (ii) Periods of employment with the Employer other than as an Employee which would have constituted Service had the Participant been employed as an Employee shall be included as if such periods had been performed as an Employee.

                    (iii) For purposes of determining Service for eligibility under Section 2.01, periods of employment with any Affiliate shall be included as if the Employee had been employed with the Employer for such time. Periods of employment with any other Blue Cross and/or Blue Shield organization shall not be included for such determination.

                    (iv) If the Employee was not a Participant and his Reemployment Date is before his Severance from Service Date, the Employee shall be credited with Service as if the Employee had not terminated employment.

                    (v) If the Employee was not a Participant and his Reemployment Date is after his Severance from Service Date, the Employee shall be credited with the Service prior to his Severance from Service Date if the Employee's Severance Period is greater than the lesser of five years or the Employee's period of Service prior to the Severance Period.

1.55      Severance from Service Date means the earlier of the following:

          1.55(a) The date on which an Employee quits, retires, is discharged or dies, provided he is not credited with an Hour of Service within twelve (12) months of such date with an Employer or Affiliate; or

          1.55(b) The first anniversary date of the beginning of a period in which an Employee remains absent from service (with or without pay) with the Employer or Affiliate for any reason other than quitting, retiring, being discharged or dying. Such absence includes, by way of example without limitation: vacation, holiday, sickness, leave of absence or a period of paid or unpaid leave taken pursuant to the Family and Medical Leave Act of 1993, or layoff or service in the armed forces of the United States of America required by law or during a period of war or national emergency, provided that the Employee entered such service directly from the employ of the Employer, and was discharged from such service and reemployed by the Employer within the period during which his employment rights as a veteran are protected by law.

          1.55(c) Notwithstanding anything in this Section 1.55 to the contrary, effective for periods prior to January 1, 1985, no Severance from Service Date shall occur and all completed years and months of service shall be aggregated if the Employee is rehired by the Employer prior to the expiration of twelve (12) complete months following the date the Employee quits, retires or is discharged. Effective for periods on and after January 1, 1985, no Severance from Service Date shall occur and all completed years and months of service shall be aggregated if the Employee is rehired by the Employer prior to the expiration of five (5) consecutive Plan Years, beginning with the Plan Year in which the Employee separates from service.

          1.55(d) For periods commencing on or after January 1, 1985, and to the extent not already credited, Service shall be credited solely for purposes of determining whether a Severance from Service Date has occurred with respect to an Employee who is absent from work regardless of whether the Employee is paid for such absence:

                    (i)       By reason of the pregnancy of the Employee,

                    (ii)      By reason of the birth of a child of the Employee,

                    (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

                    (iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

          1.55(e) For purposes of determining a Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity absence described in Section 1.55(d), such Severance from Service Date shall be the second (2nd) anniversary of the date of such absence. The period between the first and second anniversaries of the first day of absence from work is neither a period of Service nor a Severance Period.

          1.55(f) Further, the Administrative Committee may request that the Employee furnish any information the Administrative Committee may require to establish that the absence is for the reasons hereinbefore provided and the number of days for which there was such an absence. If such information is not submitted in a timely manner, no Hours of Service shall be credited pursuant to this paragraph.

1.56 Severance Period means a period of time commencing on an Employee's Severance from Service Date and ending on his subsequent Reemployment Date.

1.57 Total and Permanent Disability means the incapacity of a Participant by reason of bodily injury or physical or mental disease which prevents the Participant from performing his customary duties with the Employer and which, in the opinion of the Administrative Committee, will continue to prevent the Participant from performing his customary duties for the remainder of his lifetime. Total and Permanent Disability shall be determined by the Administrative Committee in accordance with uniform principles consistently. Total and Permanent Disability is determined by the Administrative Committee in accordance with uniform principles consistently applied on the basis of competent medical evidence or such other evidence as the Administrative Committee may deem sufficient or on the basis that the Participant is eligible for disability benefits under the long term disability plan sponsored by the Employer.

               The date when a Participant's disability occurred shall be determined by the Administrative Committee. A Participant shall not, however, be considered disabled if the Administrative Committee determines that his disability resulted from or arose as a result of:

          1.57(a)   service in the armed forces of any country;

          1.57(b)   intentionally self-inflicted injury;

          1.57(c) participation in a felonious criminal act which results in the Participant's conviction in a court of law.

1.58 Transfer Account means the account established for a Participant to hold the value of funds directly transferred to the Plan from another qualified retirement plan that is not considered a Rollover Contribution. The Administrative Committee may establish subaccounts within the Transfer Account as it deems appropriate. The Participant shall be vested in his Transfer Account as provided in an appropriate adoption agreement or an Appendix to the Plan.

1.59      Trigon Stock means common stock issued by Trigon Healthcare, Inc.

1.60 Trigon Stock Fund means the invest fund maintained under the Plan for the investment of Participants' Individual Accounts in Trigon Stock.

1.61 Trust Agreement means the agreement entered into between the Employer and the Trustee pursuant to Article VIII.

1.62 Trustee means such individual, individuals or financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor trustee to the trustee initially designated thereunder.

1.63 Valuation Date means each business day in which the New York Stock Exchange is open as of which the Fund shall be valued at fair market value.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION


2.01 Eligibility - Each person who was a Participant on September 30, 1998, shall continue as a Participant after such date, subject to the provisions hereinafter contained.

               Each person, other than a temporary employee, who was not a Participant on September 30, 1998, and each person who becomes an Employee after such date and who is not already a Participant shall be eligible to become a Participant on the Entry Date coinciding with or next following the completion of three (3) months of Service, subsequent to the date on which he completed his first Hour of Service. A temporary employee shall be eligible to become a Participant on the Entry Date coinciding with or next following the date on which he has completed 12 months of Service in which he has at least 1,000 Hours of Service. For a temporary employee, the first 12 months of Service will commence on his Employment Date. For purposes of this section, a temporary employee is any person deemed to be a temporary employee in accordance with the Employer's established human resources policy. Subsequent periods shall be calculated on the basis of Plan Years beginning with the first Plan Year beginning after the Employment Date.

               Employees of an Affiliate who have otherwise met the eligibility requirements hereunder shall be eligible to participate on the Entry Date coincident with or next following the date they are employed by an Employer.

               If an Employee ceases to be a Participant due to his termination of employment and is later reemployed, he shall be eligible to participate on his Reemployment Date.

2.02 Participation - Participation in the Plan is voluntary. In order to become a Participant, an Employee must complete an application form prior to the Entry Date as of which it is to be effective and as of which he is eligible. Each eligible Employee, in order to become a Participant, must have Pre-Tax Contributions contributed on his behalf to the Plan in accordance with Section 3.01. If an Employee does not participate when initially eligible, he may elect to participate effective as of any subsequent pay period. For periods prior to January 1, 1987, any Employee meeting the eligibility requirements of Section 2.01 was also a Participant by electing to make Deductible Contributions pursuant to
          Section 5.05.

               Once a Participant, an Employee shall remain a Participant until such time that he has no balance in his Individual Account.

2.03 Limited Participants - A Participant whose employment status changes to that of a Limited Participant shall be treated as a Limited Participant as of the date of the change in employment status. A Limited Participant shall continue to earn Service under Section 6.01 for each month he is a Limited Participant. A Limited Participant may not make Pre-Tax Contributions and is not eligible to receive Employer Matching Contributions or Profit Sharing Matching Contributions. A Limited Participant shall continue to be eligible for withdrawals pursuant to the provisions of Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06 but shall not be eligible for loans pursuant to Section 7.07. A Limited Participant who had a loan outstanding at the time he became a Limited Participant shall be required to continue repaying such loan under the provisions of Section 7.07. A Limited Participant shall continue to be eligible to make investment option elections pursuant to the provisions of Sections 4.01 and 4.02. If a Limited Participant subsequently transfers to the employment of an Employer or changes employment status to that of an Employee, he shall be eligible to participate in the Plan as of the date he becomes an Employee of an Employer at which time he shall have all the rights provided in accordance with this Plan.

2.04 Designation of Beneficiary - Upon commencing participation, each Employee shall designate a Beneficiary on forms furnished by the Administrative Committee. A Participant from time to time may change his designated Beneficiary by written notice to the Administrative Committee, and upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease. If, at the date of death of the Participant, no duly designated Beneficiary exists, or if the Beneficiary designated had died prior to the death of the Participant, or if the Participant has revoked a prior designation by a writing filed with the Administrative Committee without having filed a new designation, then any death benefits which would have been payable to the Beneficiary shall be payable to the Participant's spouse, if living at the time of the Participant's death. If his spouse is not living, such death benefits shall be payable per stirpes to the Participant's then living lawful issue, or if there is no living lawful issue, then to the Participant's estate.

               If a Beneficiary designated by a Participant is not the Participant's spouse, then the spouse's written consent shall be required for the designation of the alternate Beneficiary to become effective and such consent must acknowledge the effect of the consent. The Spouse's consent shall be witnessed by a representative of the Administrative Committee or a notary public. Any change in the designation of an alternate Beneficiary shall also require the written consent of the spouse for such change to become effective. The Administrative Committee may accept an election other than that provided hereunder without the written consent of the spouse if there is no spouse, the spouse cannot be located, or such other circumstances exist as may be prescribed by regulations. Any spousal consent shall be applicable only to the spouse granting such consent.

                                   ARTICLE III

                                  CONTRIBUTIONS


3.01 Pre-Tax Contributions - Commencing July 1, 1984, a Participant may elect to have Pre-Tax Contributions made to the Plan on his behalf. A Participant shall make such an election by entering into a salary reduction agreement with his Employer in which it is agreed that the Participant's Employer will reduce the Participant's Compensation during each pay period by a designated percentage and contribute the amount so determined, expressed as a percentage of Compensation, to the Plan on behalf of the Participant. The designated percentage elected by the Participant to be contributed on his behalf may be any whole percentage from two percent (2%) to not more than sixteen percent (16%) of his Compensation otherwise payable to the Participant during the pay period.

               All Pre-Tax Contribution elections shall be made prior to the Entry Date as of which they are to be effective on appropriate forms provided by the Administrative Committee or through interactive voice response. Such forms shall authorize the Employer to deduct from the Compensation thereafter payable to the Participant the Pre-Tax Contribution amount so elected. A Participant's Pre-Tax Contributions shall be made only by withholding from his paychecks and no Participant may contribute cash to the Plan (other than pursuant to a repayment under Section 6.01). Pre-Tax Contributions shall commence for Participants on the first regular payday falling on or after July 1, 1984, and thereafter, the payday falling on or after the Entry Date subsequent to the acceptance of such salary reduction agreement by the Employer. In the absence of an election to enter into a salary reduction agreement by the Participant, an eligible Employee shall nevertheless be considered a Participant hereunder for purposes of
          Section 3.04.

               A Participant's designation of Pre-Tax Contributions shall continue in force for future Plan Years. Under procedures established by the Administrative Committee, a

          Participant may change his Pre-Tax Contribution percentage to any percentage prescribed in this Section 3.01 to become effective as of any subsequent pay day, but not retroactively.

               Under procedures established by the Administrative Committee, a Participant may elect to cease future Pre-Tax Contributions to the Plan. A Participant who has suspended Pre-Tax Contributions may once again elect to have Pre-Tax Contributions made on his behalf as of any subsequent pay day by making a timely and proper application to the Administrative Committee or through interactive voice response. A Participant may not make Pre-Tax Contributions after his termination of employment with the Employer.

3.02 Employer Matching Contributions - Concurrently with Pre-Tax Contributions, each Employer shall contribute to the Plan for the account of each Participant an amount equal to fifty percent (50%) of the Pre-Tax Contributions made for a pay period up to a maximum Pre-Tax Contribution of six percent (6%) of Compensation for such pay period made to the Plan on the Participant's behalf. No Employer Matching Contribution shall be made for any pay period during which the Participant did not make a Pre-Tax Contribution.

               If an Employee does not receive an Employer Matching Contribution due to the absence of an election to make Pre-Tax Contributions, he shall nevertheless be considered a Participant hereunder for purposes of Section 3.05.

3.03 Rollover Contributions - An Employee may transfer to the Fund assets initially distributed as a qualifying total distribution [determined pursuant to IRC Section 402(c)(4)] within sixty (60) days of the date the assets were distributed to the Employee. Nothing in this Section
          3.03 shall be construed as requiring the transfer of the entire qualifying total distribution and to that end an amount less than the entire qualifying total distribution may be accepted as a Rollover Contribution. The transfer of such assets shall not include (a) any assets attributable to contributions made on his behalf under a qualified retirement plan while he was an employee within the meaning of IRC Section 401(c)(1), (b) any assets representing after-tax employee contributions or (c) any assets which would cause this Plan to become a transferee plan pursuant to IRC
          Section 401(a)(11)(B). The Plan may accept rollover funds transferred from a rollover individual retirement account and transfers from other qualified plans not excluded in the preceding sentence. The Administrative Committee shall determine the rules under which such distribution shall be accepted and the procedures to be followed.

               Any subsequent distribution of a Rollover Contribution shall be subject to the terms of Article VI, Section 7.03, Section 7.05,
          Section 7.06, or Section 7.07.

3.04      Testing of Pre-Tax Contributions -

          3.04(a) Notwithstanding anything herein to the contrary, in each Plan Year commencing on and after January 1, 1987, in which Pre-Tax Contributions not in excess of the maximum additions set forth in IRC Section 415 are made to the Plan, such Pre-Tax Contributions shall be subject to the following tests. For purposes of these tests, all Pre-Tax Contributions made under any plans that are aggregated for purposes of IRC Section 410(b) [without regard to IRC
                    Section 410(b)(2)(A)(ii)] shall be treated as made under a single plan of the Employer and such aggregated plans must satisfy IRC Section 401(k) as though they were a single plan. Effective for Plan Years commencing on and after January 1, 1990, plans may be aggregated only if they have the same plan year.

          3.04(b) Pre-Tax Contributions under this Plan and pre-tax contributions under all other cash or deferred arrangements of the Employer or Affiliate with plan years ending with or within the same calendar year made on behalf of Highly Compensated Employees shall be combined for purposes of these tests.

                    These tests shall apply to the Pre-Tax Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer, however, may apply these tests at any other time during the Plan Year.

                         Upon the application of the tests prior to the end of
                    the Plan Year if neither test is met, the Administrative Committee may adjust the Highly Compensated Employee's election to the extent necessary to meet either test. The adjustment of Pre-Tax Contributions shall be done in a uniform and nondiscriminatory manner.

                         Upon the application of the tests at the end of the
                    Plan Year if neither test is met, the Administrative Committee shall adjust the Highly Compensated Employees' Pre-Tax Contributions to the extent necessary to meet one of the tests. The adjustment of Pre-Tax Contributions shall be done using the method of reducing the excess Pre-tax Contributions of Highly Compensated Employees as described in IRC Section 401(k)(8)(C), and the Treasury regulations, and guidance promulgated thereunder.

          3.04(c) The amount of the adjustment of Pre-Tax Contributions, inclusive of earnings or losses, necessary to meet either test shall be returned to the Highly Compensated Employee, within twelve (12) months after the end of the Plan Year. If amounts are returned after two and one-half (2 1/2) months after the end of the Plan Year, a ten percent (10%) excise tax under IRC Section 4979 shall be imposed on the Employer maintaining the Plan with respect to such amounts. For purposes of determining the earnings or losses on Pre-Tax Contributions which will be returned to the Highly Compensated Employee, such earnings or losses shall include the earnings or losses of the Fund determined in accordance with Section 5.07 attributable to such Pre-Tax

                    Contributions for the Plan Year during which the excess Pre-Tax Contributions were made.

                         The amount of excess Pre-Tax Contributions that may be
                    distributed shall be reduced by the amount of any excess Pre-Tax Contributions previously distributed in the Participant's taxable year ending with or within the applicable Plan Year.

          3.04(d) It is specifically provided hereunder that any Employer Matching Contributions and Profit Sharing Matching Contributions shall be conditioned upon permissible Pre-Tax Contributions. Pre-Tax Contributions shall only be permissible to the extent that they meet the nondiscrimination tests provided herein. If such nondiscrimination tests require the return of excess Pre-Tax Contributions, the corresponding Employer Matching Contribution and Profit Sharing Matching Contribution shall not be made to the Plan. If Employer Matching Contributions or Profit Sharing Matching Contributions have already been made to the Plan prior to the time the following tests are performed, such Employer Matching Contribution or Profit Sharing Matching Contribution, inclusive of earnings or losses, shall be forfeited and used to reduce the Employer Contributions to the Plan. For purposes of determining the earnings or losses on Employer Contributions which are forfeited hereunder and used to reduce Employer Contributions, such earnings or losses shall include the earnings or losses of the Fund determined in accordance with
                    Section 5.07 attributable to such Employer Contributions for the Plan Year in which the Employer Contributions were made.

                         The determination of which test shall be met shall be
                    based upon the test which requires the adjustment of the smallest amount of Pre-Tax Contributions.

                         The Administrative Committee shall establish rules and
                    procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

          3.04(e) As of the last day of each Plan Year or more frequently as determined by the Administrative Committee, all eligible Employees shall be separated into two (2) groups -- the Highly Compensated Employee group and the Non-Highly Compensated Employee group.

                         Only one (1) of the following two (2) tests needs to be
                    satisfied for there not to be an adjustment to Pre-Tax Contributions as provided in this Section 3.04.

                    Test I The actual deferral percentage for the eligible Highly Compensated Employee group is not more than the actual deferral percentage of the Non-Highly Compensated Employee group multiplied by 1.25.

                    Test II The excess of the actual deferral percentage for the Highly Compensated Employee group over the Non-Highly Compensated Employee group is not more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Employee group is not more than the actual deferral percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

          3.04(f) For purpose of this Section, the actual deferral percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of (i) the amount of Pre-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year (including excess Pre-Tax Contributions returned to the Employee and excluding Pre-Tax Contributions taken into account in the actual contribution percentage test, provided that the actual deferral percentage test is satisfied both with and without the exclusion of the Pre-Tax Contributions allocated to each Employee) to (ii) the Employee's Compensation as determined pursuant to IRC Regulation 1.401(k)-1(g)(2)(i), uniformly applied for a given Plan Year.

                         For any Plan Year beginning before January 1, 1997 in
                    which an eligible Highly Compensated Employee is considered a Five Percent (5%) Owner or is one (1) of the ten (10) Highly Compensated Employees paid the greatest Maximum Compensation during the current or preceding Plan Year, the actual deferral percentage must be determined in aggregation with eligible "Family Member" Employees. A Family Member of a Highly Compensated Employee is the Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants who in the aggregate shall be referred to as a "Family Group". For Plan Years beginning after December 31, 1988, in calculating the combined percentage for the Family Group, the Compensation of the Employee, the Employee's spouse, and any lineal descendants under the age of nineteen (19) shall be limited to one hundred fifty thousand dollars ($150,000) as adjusted by the Secretary of the Treasury.

          3.04(g) All rules of application with reference to Test I and Test II in Section 3.04(e) shall be governed by IRC Section 401(k) and any rules or regulations issued pursuant thereto.

3.05      Testing of Employer Contributions -

          3.05(a) In each Plan Year in which Employer Contributions are made to the Plan, such Employer Contributions shall be subject to the following tests. For purposes of these tests, all Employer Contributions made under this Plan and all matching employer contributions made under any plans that are aggregated for purposes of IRC Section 410(b) [without regard to IRC Section 410(b)(2)(A)(ii)] shall be treated as made under a single plan of the Employer, and such aggregated plans must satisfy IRC Section 401(m) as though they were a single plan. Effective for Plan Years commencing on and after January 1, 1990, plans may be aggregated only if they have the same plan year.

          3.05(b) The Employer Contributions under this Plan and matching employer contributions under all other plans of the Employer or Affiliate with plan years ending with or within the same calendar year made on behalf of Highly Compensated Employees shall be combined for purposes of these tests. These tests shall apply to the Employer Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer, however, may apply these tests at any other time during the Plan Year.

                         Upon the application of the tests prior to the end of
                    the Plan Year if neither test is met, the Administrative Committee may adjust the Highly Compensated Employee's Employer Contribution to the extent necessary to meet either test. The adjustment of Employer Contributions shall be done in a uniform and nondiscriminatory manner.

          3.05(c) Upon the application of the tests at the end of the Plan Year if neither test is met, Employer Contributions made on behalf of Highly Compensated Employees shall be reduced. The adjustment of Employer Contributions shall be done using the method of reducing the excess Employer Contributions as described in IRC Section 401(m)(6)(C), and the Treasury regulations, and guidance promulgated thereunder. To the extent that excess Employer Contributions were not vested, then the excess Employer Contributions, inclusive of earnings or losses, shall be forfeited and used to reduce Employer Contributions to the Plan. To the extent that excess Employer Contributions would have been considered vested under Section 6.01, then the excess Employer Contributions inclusive of earnings or losses shall be distributed to the Highly Compensated Employee within twelve (12) months after the end of the Plan Year. If amounts are distributed after two and one-half (2 1/2) months after the close of the Plan Year, a ten percent (10%) excise tax under IRC Section 4979 shall be imposed on the Employer maintaining the Plan with respect to such amounts. For purposes of determining the earnings or losses on Employer Contributions which will be forfeited and used to reduce Employer Contributions or distributed to the Highly Compensated Employee, such earnings or losses shall include the earnings of the Fund determined in accordance with
                    Section 5.07 attributable to such Employer Contributions for the Plan Year during which the excess Employer Contributions were made.

          3.05(d) The determination of which test shall be met shall be based upon the test which requires the adjustment of the smallest amount of Employer Contributions.

                         The Administrative Committee shall establish rules and
                    procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

          3.05(e) As of the last day of each Plan Year or more frequently as determined by the Administrative Committee, all eligible Employees shall be separated into two (2) groups -- the Highly Compensated Employee group and the Non-Highly Compensated Employee group.

                         Only one (1) of the following two (2) tests needs to be
                    satisfied for there not to be an adjustment as hereinabove provided in this Section 3.05.

                    Test I The actual contribution percentage for the eligible Highly Compensated Employee group is not more than the actual contribution percentage of the Non-Highly Compensated Employee group multiplied by 1.25.

                    Test II The excess of the actual contribution percentage for the Highly Compensated Employee group over the Non-Highly Compensated Employee group is not more than two (2) percentage points, and the actual contribution percentage for the Highly Compensated Employee group is not more than the actual deferral percentage of the Non-Highly Compensated Employee group multiplied by 2.0.

          3.05(f) For purposes of this Section, actual contribution percentage means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each Employee in such group of (i) the amount of Employer Contributions (to the extent not taken into account in the actual deferral percentage test) and including, at the election of the Employer, Pre-Tax Contributions provided the actual deferral percentage test is met before the Pre-Tax Contributions are used in the actual contribution percentage test and continues to be met following the exclusion of the Pre-Tax Contributions that are used to meet the actual contribution percentage test allocated to each Employee) to
                    (ii) the Employee's Compensation as determined pursuant to IRC Regulation 1.401(m)-1(f)(2), uniformly applied for a given Plan Year.

                         For any Plan Year beginning before January 1, 1997 in
                    which an eligible Highly Compensated Employee is considered a Five Percent (5%) Owner or is one (1) of the ten (10) Highly Compensated Employees paid the greatest

                    Maximum Compensation during the current or preceding Plan Year, the actual contribution percentage must be determined in aggregation with eligible "Family Member" Employees. A Family Member of a Highly Compensated Employee is the Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants who in the aggregate shall be referred to as a "Family Group." In calculating the combined percentage for the Family Group, the Compensation of the Employee, the Employee's spouse, and any lineal descendants under the age of nineteen (19) shall be limited to one hundred fifty thousand dollars ($150,000) as adjusted by the Secretary of the Treasury.

          3.05(g) All rules of application with reference to Test I and Test II in Section 3.05(e) shall be governed by IRC Section 401(m) and any rules or regulations issued pursuant thereto.

3.06      Multiple Use Limitation - If the Employer or an Affiliate sponsors one
          (1) or more qualified plan(s) to which IRC Sections 401(k) and 401(m) apply, additional rules shall be applicable to prevent the multiple use of the alternative tests described in IRC Sections
          401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) with respect to any Participant.

               The multiple use of the alternative tests occurs if (i) one or more Highly Compensated Employees are eligible to participate in a plan subject to IRC Sections 401(k) and 401(m) and (ii) the sum of the actual deferral percentage of the entire group of eligible Highly Compensated Employees subject to IRC Section 401(k) and the actual contribution percentage of the entire group of eligible Highly Compensated Employees under the plan subject to IRC Section 401(m) exceeds the "Aggregate Limit".

               The Aggregate Limit is the sum of:

          3.06(a) One hundred twenty-five percent (125%) of the greater of (i) the actual deferral percentage of the group of Non-Highly Compensated Employees eligible under the plan subject to IRC Section 401(k) for the plan year or (ii) the actual contribution percentage of the group of Non-Highly Compensated Employees eligible under the plan subject to IRC Section 401(m) for the plan year beginning with or within the plan year of the plan subject to IRC Section 401(k).

          3.06(b) Two (2) plus the lesser of Section 3.06(a)(i) or 3.06(a)(ii). However, in no event shall this amount exceed two hundred percent (200%) of the lesser of Section 3.06(a)(i) or 3.06(a)(ii).

               Notwithstanding the preceding, the Aggregate Limit shall be the sum of the following alternate Aggregate Limit if such alternate Aggregate Limit is greater than the Aggregate Limit set forth above.

               The alternate Aggregate Limit is the sum of:

          3.06(c) One hundred twenty-five percent (125%) of the lesser of (i) the actual deferral percentage of the group of Non-Highly Compensated Employees eligible under the plan subject to IRC
                    Section 401(k) for the plan year, or (ii) the actual contribution percentage of the group of Non-Highly Compensated Employees eligible under the plan subject to IRC
                    Section 401(m) for the plan year beginning with or within the plan year of the plan subject to IRC Section 401(k).

          3.06(d) Two (2) plus the greater of Section 3.06(c)(i) or 3.06(c)(ii). However, in no event shall this amount exceed two hundred percent (200%) of the greater of Section 3.06(c)(i) or 3.06(c)(ii).

               If the Aggregate Limit is exceeded, the Employer may elect to reduce the actual deferral ratios or the actual contribution ratios either for all Highly Compensated Employees under the plan(s) or only for those Highly Compensated Employees who are eligible in both arrangements.

3.07 Maximum Pre-Tax Contributions - Notwithstanding anything herein to the contrary, Pre-Tax Contributions contributed pursuant to this Plan shall not exceed seven thousand dollars ($7,000) or such larger amount as may be determined by the Secretary of Treasury for any Participant in any calendar year.

               If Pre-Tax Contributions are made to the Plan in excess of this limit, the excess, inclusive of earnings or losses, shall be returned to the Participant by April 15 of the calendar year following the calendar year in which the Pre-Tax Contributions were made. Further, if the Participant notifies the Administrative Committee by March 1 of the calendar year following the calendar year in which he made Pre-Tax Contributions, that he contributed in excess of the seven thousand dollar ($7,000) limit (as adjusted) to all plans to which the seven thousand dollar ($7,000) limit (as adjusted) applies and requests a return of such excess, the Administrative Committee shall return the excess inclusive earnings or losses by April 15.

               In the event the return of excess Pre-Tax Contributions pursuant to this Section 3.07 causes a reduction of Pre-Tax Contributions, the corresponding Employer Contributions shall be forfeited and used to reduce Employer Contributions. To this end, the vesting provisions of this Plan applicable to Employer Contributions are conditioned on Pre-Tax Contributions being permissible Pre-Tax Contributions. Pre-Tax Contributions in excess of the seven thousand dollar ($7,000) all source limit (as adjusted) provided for in IRC Section 402(g)(5) are specifically prohibited hereunder and, as a result, the Employer reserves the right for up to one (1) Plan Year following the Plan Year in which Employer Contributions were made to recapture any Employer Contributions, inclusive of earnings or losses, mistakenly made to the Plan due to the Employee exceeding the IRC Section 402(g) limit.

               For purposes of determining the earnings or losses on Pre-Tax Contributions which will be returned to the Participant or Employer Contributions which are forfeited and used to reduce Employer Contributions, such earnings or losses shall include the earnings or losses of the Fund determined in accordance with Section 5.07 attributable to such Pre-Tax Contributions and Employer Contributions for the calendar year during which the excess Pre-Tax Contributions and Employer Contributions were made.

3.08 Profit Sharing Matching Contributions - The Corporation, in its complete discretion, may declare a Profit Sharing Matching Contribution. The Corporation may establish annual performance criteria for when a Profit Sharing Matching Contribution shall be made. The Profit Sharing Matching Contribution would be a contribution equal to a fixed percentage of the Participant's Pre-Tax Contributions for which an Employer Matching Contribution was made under Section
          3.02. The Corporation shall determine the percentage when the Profit Sharing Matching Contribution is declared.

               A Participant shall be eligible to receive the Profit Sharing Matching Contribution only if he is an Employee of an Employer on the last day of the Plan Year for which the Profit Sharing Matching Contribution is made. The Corporation or each Employer shall contribute to the Plan for the Profit Sharing Matching Contributions for its Employees. All Profit Sharing Matching Contributions shall be allocated as provided in Section 5.11.

                          INVESTMENT OPTIONS AND FUNDS


4.01      Investment Options -

          4.01(a) The following investment funds shall be established for purposes of the Plan:
                    (i) Trigon Stock Fund: The Trigon Stock Fund shall be invested primarily in Trigon Stock and such additional assets as directed by the Investment Committee from time to time. The Trustee may purchase and sell Trigon Stock on the open market, from and to the Parent, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the IRC.
                    (ii) Other Investment Funds: The Investment Committee shall designate other investment funds from time to time for investment of Participants' Individual Accounts. The Investment Committee shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

          4.01(b) All Contributions credited to a Participant's Individual Accounts, except for Profit Sharing Matching Contributions, shall be invested in the investment funds elected by the Participant on forms or other means provided for that purpose by the Administrative Committee. If a Participant fails to designate an investment fund, all Contributions except Profit Sharing Matching Contributions shall be invested in the Treasury Money Market Fund or such other investment fund as designated by the Investment Committee.

          4.01(c) Plan assets may be invested in a short term investment fund or in any other manner deemed appropriate by the Trustee, pending investment in the appropriate investment fund.

          4.01(d) If investments are to be made among the investment funds, investments shall be made in increments of no less than one percent (1%) in each investment fund.

          4.01(e) The Investment Committee may impose upon any investment fund such restrictions as may be necessary or appropriate. For example, the Investment Committee may restrict transfers to or from an investment fund, and the Investment Committee may limit the amount of a Participant's Individual Account that may be transferred to or from an investment fund during a specified period of time.

          4.10(f) If a Participant obtains a loan pursuant to Section 7.07, the Administrative Committee shall establish a segregated account for that Participant. Interest and principal payments by the Participant shall be invested pursuant to the Participant's election.

          4.01(g) Notwithstanding any provision to the contrary, a Participant's Profit Sharing Matching Contributions Account shall be invested solely in the Trigon Stock Fund.

4.02 Election Procedure - Upon commencing participation, each Participant shall make an election before his initial Entry Date regarding the investment options in Section 4.01. Further, an Employee electing to make a Rollover Contribution or Transfer Contribution prior to the time he is eligible to become a Participant shall make an election regarding the investment options in Section 4.01 at the time the Rollover Contribution or Transfer Contribution is made. Any such election shall continue in effect until amended or revoked.

               Any election may be amended or revoked with regard to future Contributions as of any payday based on processing schedules and procedures as adopted by the Administrative Committee and communicated to Participants.

               A Participant may change an investment election applicable to his existing Individual Account as of any business day, based on processing schedules and procedures as adopted by the Administrative Committee and communicated to Participants.

4.03      Investment Accounts -

          4.03(a) All net income that is earned on investments in an investment fund described in Section 4.01 shall be reinvested by the Trustee in that investment fund. As of each Valuation Date, the Trustee shall determine the current fair market value of each investment fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Administrative Committee shall adjust the Individual Accounts invested in that investment fund to reflect the unit value of the investment fund as of that date. The adjustments shall be based on each Participant's closing Individual Account balance invested in the investment fund as of the preceding Valuation Date. The outstanding balance of a Participant's loans described in
                    Section 7.07 will not be included as part of his Account balance for purposes of allocations under this Section 4.03.

          4.03(b) Separate records for each investment fund shall be maintained for accounting purposes only. A segregation of assets shall not be required, nor shall any Participant have title to any specific assets of investment funds.

4.04 Investment Information To the extent required by applicable law, each Participant shall be provided information for each investment fund in accordance with Section 404(c) of ERISA and the corresponding regulations. With respect to the Trigon Stock Fund, Participants shall be provided with all information generally required to be provided to shareholders of the Parent.

4.05 Limitations on Directed Investments The Trustee may decline to implement a Participant's investment directions if such directions would:

          4.05(a)   Result in a prohibited transaction as described in ERISA
                    section 406 or Internal Revenue Code section 4975;

          4.05(b) Generate taxable income to the Plan or jeopardize its tax qualified status;

          4.05(c) Not be in accordance with the documents and instruments governing the Plan;

          4.05(d) Cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

          4.05(e) Result in a loss greater than the balance in the Participant's Individual Account; or

          4.05(f) Result in certain transactions between the Plan and the Employer or an affiliate of the Employer as designated by the Corporation.

4.06 Application to Beneficiaries and Alternate Payees All Beneficiaries of deceased Participants who have Individual Account balances in the Plan may direct the investment of their Individual Accounts into any one or more of the investment funds offered pursuant to Section 4.01. After an Alternate Payee's interest in a Participant's Individual Accounts has been finally determined pursuant to Section 13.05, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the investment funds offered pursuant to Section 4.01, to the same extent that the Participant could have directed the investment of the Individual Accounts.

4.07      Voting, Tender and Exercise of Similar Rights with Respect to Trigon
          Stock

          4.07(a) A Participant may instruct the Trustee (or its agent) how to vote, tender, or exercise similar rights with respect to the shares of Trigon Stock allocable to the Participant's Individual Account. The Trustee (or its agent) shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

          4.07(b) The Trustee shall vote, tender or exercise similar rights with respect to Trigon Stock for which timely instructions are received according to the Participants' instructions. The Trustee shall vote with respect to shares of Trigon Stock for which timely instructions are not received from Participants in the same proportion as the Trigon Stock for which it has received timely instructions. The Trustee shall not tender or exercise similar rights with respect to shares of Trigon Stock for which timely instructions are not received from Participants, provided that Participants have been instructed that failure to respond shall be deemed to be a direction not to tender or exercise similar rights. In all other circumstances, the Administrative Committee (or its agent) shall direct the Trustee to tender or exercise similar rights with respect to shares of Trigon Stock for which timely instructions are not received from Participants in such manner as the Administrative Committee (or its agent) deems appropriate.

          4.07(c) The Administrative Committee (or its agent) may assist the Trustee to ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

4.08      Management of the Trigon Stock Fund

          4.08(a) The Administrative Committee shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Trigon Stock by Participants, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

          4.08(b) If required by law, the Administrative Committee shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Trigon Stock Fund if the Administrative Committee determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the indirect exercise of shareholder rights with respect to the Trigon Stock Fund.

          4.08(c) The Trustee shall manage the Trigon Stock Fund in a manner consistent with ERISA, the IRC and applicable securities laws. Consistent with these laws, the Administrative Committee (or its agent) shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Trigon Stock. If the Administrative Committee (or its agent) is not able to execute fully Participants' investment directions at a particular time, the Administrative Committee (or its agent) shall execute the instructions, to the extent possible, in a pro rata manner.

                                    ARTICLE V

                       ALLOCATIONS TO INDIVIDUAL ACCOUNTS


5.01 Individual Accounts - The Administrative Committee shall establish and maintain an Individual Account in the name of each Participant to which the Administrative Committee shall credit all amounts contributed by or on behalf of each such Participant pursuant to
          Article III and shall credit or debit the unit value for income, gains, losses or distributions pursuant to Articles IV, V, VI and VII.

5.02 Allocation of After-Tax Contributions - A Participant's After-Tax Contributions made to the Plan prior to July 1, 1984, were credited to a Participant's After-Tax Contribution Account and shall not be subject to withdrawal except as provided in Article VII.

5.03 Allocation of Pre-Tax Contributions - Pre-Tax Contributions, as provided in Section 3.01, shall be credited to the Participant's Pre-Tax Contribution Account as of the date received by the Trust and shall not be subject to withdrawal except as provided in Article VII.

5.04 Allocation of Employer Contributions - The Employer Matching Contributions Account of each Participant shall be credited as of the date received by the Trust with his allocable share of the Employer Matching Contribution made pursuant to Section 3.02.

5.05 Allocation of Deductible Contributions - Deductible Contributions made to the Plan prior to January 1, 1987 were credited to the Participant's Deductible Account and shall not be subject to withdrawal except as provided in Section 7.04.

5.06 Allocation of Rollover Contributions - Rollover Contributions, as provided in Section 3.03, shall be credited at fair market value to the Participant's Rollover Account as of the date received by the Trust and shall be fully vested at all times. Rollover Contributions shall share in the investment experience of the Funds pursuant to
          Section 5.07.

5.07 Allocation of Income, Gains and Losses - Each Participant's account shall be adjusted as of each Valuation Date to reflect the investment experience of the Funds pursuant to Section 4.03.

5.08 Forfeitures - The Administrative Committee shall determine the amount of Forfeitures applicable for Participants of each Employer as of each Valuation Date by adding together all amounts relinquished through terminations of employment pursuant to Section 6.01 since the last preceding Valuation Date. From such Forfeitures shall then be subtracted an amount necessary (to the extent Forfeitures are sufficient) to reinstate a Participant's Employer Matching Contributions Account or Profit Sharing Matching Contributions Account in accordance with Section 6.01. The balance shall then be held in a suspense account until the Plan Year following the Valuation Date on which the Forfeiture occurred and be used to reduce the applicable Employer's Contribution to the Plan for such Plan Year.

               Notwithstanding the application of Forfeitures as hereinabove provided, a Forfeiture, if any, shall be deemed to occur as of the last day of the Plan Year following the Plan Year in which the Participant's Severance from Service Date occurs.

5.09 Maximum Additions - Notwithstanding any other provisions of the Plan, for Plan Years beginning after January 1, 1996, the Total Annual Additions made to the Individual Account of a Participant for any Limitation Year, when combined with any similar Annual Additions credited to the participant for the same period from another qualified Deferred Contribution Plan maintained by the Employer or an Affiliate, shall not exceed the lesser of:

               (i) $30,000, or

               (ii) 25% of the Participant's compensation (as defined in Code section 415(c)(3)).

               If a Participant is covered by one or more Defined Contribution Plans maintained by the Employer or an Affiliate, the maximum Annual Additions as noted above shall be decreased as determined necessary by the Employer, prior to the reduction of such other Defined Contribution Plans, to ensure that all such plans will remain qualified under the IRC.

               If as of any December 31 Valuation Date corrective adjustments in the Annual Additions to any Individual Account are required under this
          Section 5.09, then the following adjustments shall be made. For Participants who are employed on the December 31 Valuation Date, the Pre-Tax Contribution Account and the Employer Matching Contributions Account and Profit Sharing Matching Contributions Account shall be reduced on a pro-rata basis. For Participants who are not employed on the December 31 Valuation Date, the Employer Matching Contributions Account and Profit Sharing Matching Contributions Account shall be reduced first and then the Pre-Tax Contribution Account.

               If, (a) as a result of the allocation of forfeitures, (b) a reasonable error is made in estimating a Participant's annual Maximum Compensation, or (c) under other facts and circumstances which the Internal Revenue Service finds justify the availability of these rules, any amount withheld or taken from a Participant's Individual Account pursuant to the above shall be segregated in the Fund in a separate account and applied toward Contributions by the Employer for the next Limitation Year in accordance with Section 1.415-6(b)(6)(ii) of the regulations under IRC Section 415. Notwithstanding the above, any reduction of a Participant's Pre-Tax Contribution Account shall be returned to the Participant. Further, the Employer shall reimburse the Employee for any reduction in the Employee's After-Tax Contribution Account pursuant to this Section 5.09.

5.10 Multiple Plan Participation - For Plan Years beginning before January 1, 2000, if a Participant is a participant of a Defined Benefit Plan maintained by the Employer or an

          Affiliate, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation Year may not exceed 1.0.

               For purposes of maximum Annual Additions to Defined Contribution Plans, all Defined Contribution Plans, whether or not terminated, shall be combined and treated as one (1) plan and all Defined Benefit Plans, whether or not terminated, shall be combined and treated as one
          (1) plan.

               For purposes of this Section 5.10, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions to the Participant's Individual Account under this Plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Employer:

          5.10(a) the product of 1.25 multiplied by the dollar limitation in effect in Section 5.10(a) for such year determined without regard to IRC Section 415(c)(6); or

          5.10(b) the product of 1.4 multiplied by an amount determined pursuant to Section 5.09(b) with respect to each individual under the Plan for such Limitation Year.

               For purposes of this Section 5.10, the term, "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

          5.10(c) the product of 1.25 multiplied by the dollar limitation in effect pursuant to IRC Section 415(b)(1)(A) for such Limitation Year; or

          5.10(d) the product of 1.4 multiplied by the amount which may be taken into account pursuant to IRC Section 415(b)(1)(B) with respect to each individual under the Plan for such Limitation Year.

               The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in IRC Section 415(e) shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan(s) [in accordance with the provisions of such plan(s)] before a reduction of any such Defined Contribution Plan.

5.11 Allocation of Profit Sharing Matching Contributions - The Profit Sharing Matching Contributions Account of each Participant shall be credited as of the date received by the Trust with his allocable share of the Profit Sharing Matching Contribution as determined in Section
          3.08. Profit Sharing Matching Contributions are only allocable to Participants who are Employees of an Employer on the last day of the Plan Year for which the Profit Sharing Matching Contribution is made.

                                   ARTICLE VI

                            VESTING AND DISTRIBUTIONS


6.01 Vesting - A Participant shall at all times be fully vested in his After-Tax Contribution Account, Pre-Tax Contribution Account, Rollover Account, Deductible Account, and Transfer Account if provided in the adoption agreement or Appendix to the Plan.

          6.01(a) Any Participant maintaining a credit balance in his Employer Matching Contributions Account, who was actively employed by an Employer or an Affiliate on December 31, 1986, shall hereafter be one hundred percent (100%) vested in his Employer Matching Contributions Account. An Employee initially becoming a Participant on and after January 1, 1987, shall have the vested percentage of his Employer Matching Contributions Account or Profit Sharing Matching Contributions Account determined as hereinafter provided in this Section 6.01.

          6.01(b) A Participant shall be fully vested in his Employer Matching Contributions Account and his Profit Sharing Matching Contributions Account when he dies, incurs a Total and Permanent Disability, is eligible to retire pursuant to the terms of the Plan or attains his Normal Retirement Age.

          6.01(c) Except as provided in Section 6.01(b), a Participant shall be fully vested in his Employer Matching Contributions Account and his Profit Sharing Matching Contributions Account upon the completion of thirty-six (36) months of Service.

          6.01(d) Notwithstanding anything contained herein to the contrary, if a Participant's termination of employment occurs because the Employer has eliminated his job function and no alternative job function for which the Participant is reasonably suited by education, training and experience has been offered to such Participant within ninety (90) days thereafter, such Participant shall be deemed one hundred percent (100%) vested in his Employer Matching Contributions Account and Profit Sharing Matching Contributions Account.

          6.01(e) For purposes of this Section 6.01, employment with any participating Employer shall be deemed employment with any other participating Employer. The transfer of an Employee from one participating Employer to another participating Employer or to an Affiliate shall not constitute a Severance from Service Date and such Participant's Individual Account and Deductible Account shall be maintained until he is thereafter eligible for a distribution in accordance with the terms of the Plan.

          6.01(f) Upon termination of employment if the vested portion of the Current Balance of the Participant's Individual Account and the Deductible Current Balance of the Deductible Account does not exceed five thousand dollars ($5,000) (including any previous distributions made to the Participant), the Administrative Committee shall direct the Trustee to distribute to the Participant the vested portion of the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account in a lump sum as soon as reasonably possible following his termination of employment. If the Current Balance of the Participant's Individual Account and Deductible Current Balance of the Participant's Deductible Account exceeds five thousand dollars ($5,000) (including any previous distributions made to the Participant), the Participant's consent shall be required for any distribution to be made due to his termination of employment. If the Current Balance of a Participant's Individual Account and the Deductible Current Balance of the Participant's Deductible Account at the time of any distribution exceeds five thousand dollars ($5,000) (including any previous distributions made to the Participant), then the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account at any time thereafter shall be deemed to exceed five thousand dollars ($5,000) and the Participant's consent shall be required for any distribution to be made due to his termination of employment. If the Participant does not consent to a distribution being made upon his termination of employment, the vested portion of the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account shall continue to be held as a part of the Fund until the calendar year in which the Participant attains age 70 1/2, at which time the Administrative Committee shall direct the Trustee to distribute to the Participant the Current Balance held in the Participant's Individual Account and the Deductible Current Balance held in his Deductible Account in accordance with Section 6.08. The Participant shall have the right at any time on or after his termination of employment to elect to have the Current Balance held in his Individual Account and the Deductible Current Balance held in his Deductible Account paid to him in accordance with Section 6.08; provided that any payment of the Deductible Current Balance of the Participant's Deductible Account on or after his Disability Retirement Date shall be subject to the provision of Section 6.05 related to such payment. Further, if a terminated Participant dies prior to otherwise electing to commence his benefit hereunder, his Beneficiary shall have the right at any time after the Participant's death to have the Current Balance held in the Participant's Individual Account and the Deductible Current Balance held in the Participant's Deductible Account paid to him in accordance with Section 6.08(b).

          6.01(g) Notwithstanding anything contained in Section 6.01(f) to the contrary, upon termination of employment, a Participant may request the Administrative

                    Committee to transfer the Deductible Current Balance of his Deductible Account to a successor depository. In such event, the Administrative Committee shall notify the Trustee to transfer the Deductible Current Balance of the Participant's Deductible Account to such successor depository as soon as reasonably possible following receipt of such request from the Participant.

          6.01(h) The vested portion of the Current Balance of the Participant's Individual Account and the Deductible Current Balance of his Deductible Account held on termination of employment shall be subject to the same investment option elections as specified in Article IV. Amounts held upon a Participant's termination of employment as hereinbefore provided shall not be subject to withdrawals or loans in accordance with Article VII. While such amount is being held, it shall share in the adjustment of the unit value as provided in Section 5.07.

          6.01(i) If the Participant is reemployed prior to receiving payment of his Individual Account and Deductible Account being held hereunder and again becomes a Participant, he shall not be entitled to a distribution hereunder but shall be entitled to a distribution as determined under this Article VI at his subsequent termination of employment for any reason. Further, such a Participant shall once again be eligible for withdrawals and loans as provided in Article VII and investment elections in accordance with Section 4.02.

          6.01(j) The non-vested portion of the Current Balance of the Participant's Employer Matching Contributions Account and Profit Sharing Matching Contributions Account shall be held in the Participant's Individual Account until the last day of the Plan Year following the Plan Year in which the Participant's Severance from Service Date occurred and shall then be forfeited. The Forfeitures shall be used to reduce the applicable Employer's Contribution to the Plan for such Plan Year or the following Plan Year in accordance with Section 5.08.

          6.01(k)   If a Participant who received a distribution under this
                    Section 6.01 was less than one hundred percent (100%) vested in his Individual Account at his termination of employment, is reemployed prior to incurring five (5) consecutive Severance Periods of twelve (12) consecutive months, and repays the amount of the distribution previously paid to him as a result of his termination of employment prior to the earlier of the completion of five (5) years subsequent to the Employee's Reemployment Date or the close of the first period of five (5) consecutive Severance Periods of twelve
                    (12) consecutive months commencing after the distribution, the amount previously treated as a Forfeiture shall be reinstated by the Employer to his Individual Account. The amount previously treated as a Forfeiture shall be restored, at the Employer's discretion, from the income or gains of the Fund, Forfeitures or from Employer Contributions. A distribution of the entire value of a Participant's Individual Account that is one hundred percent (100%) vested shall not be subject to repayment.

          6.01(l) If a Participant who did not consent to receive a distribution as a result of his termination of employment pursuant to this Section 6.01 is reemployed prior to incurring five (5) consecutive Severance Periods of twelve
                    (12) consecutive months, the amount previously treated as a Forfeiture shall be reinstated by the Employer to his Employer Matching Contributions Account and Profit Sharing Matching Contributions Account. The amount previously treated as a Forfeiture shall be restored, at the Employer's discretion, from the income or gains of the Fund, Forfeitures or from Employer Contributions.

          6.01(m) If the vested portion of the Current Balance of a Participant's Individual Account is zero at his date of termination, the Participant shall be deemed to have received a distribution of the vested portion of the Current Balance of his Individual Account and the non-vested portion shall be treated as a Forfeiture as of the Valuation Date coinciding with or next following the date of the deemed distribution. If a Participant who was deemed to receive a distribution is reemployed prior to the occurrence of five
                    (5) consecutive Severance Periods of twelve (12) consecutive months, the amount previously treated as a Forfeiture shall be reinstated by the Employer. The amount previously treated as a Forfeiture shall be restored, at the Employer's discretion, from the income or gains of the Fund, Forfeitures or from Employer Contributions.

          6.01(n) If a Participant terminated his employment and the non-vested portion of his Employer Matching Contributions Account or Profit Sharing Matching Contributions Account was transferred to a suspense account is reemployed prior to such amount being used to reduce Employer Contributions, then the amount previously transferred to the suspense account as a result of his termination of employment shall be transferred back to the Participant's Employer Matching Contributions Account or Profit Sharing Matching Contributions Account as of the Valuation Date following his reemployment.

6.02 Normal Retirement - Upon the retirement of a Participant at his Normal Retirement Date, the Participant shall be eligible to receive the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account. The Administrative Committee shall direct the Trustee to distribute to such Participant such amount in accordance with Section 6.08 when the Participant elects a distribution. Payment shall be made no later than when required under
          Section 6.11.

6.03 Delayed Retirement - Upon the retirement of a Participant at his Delayed Retirement Date, the Participant shall be eligible to receive the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account. The Administrative Committee shall direct the Trustee to distribute to such Participant such amount in accordance with Section 6.08 when the Participant elects a distribution. Payment shall be made no later than when required under Section 6.11.

6.04 Early Retirement - Upon the retirement of a Participant at his Early Retirement Date, the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account shall continue to be held as a part of the Fund. A Participant who retires at his Early Retirement Date shall have the right at any time to elect to have the Current Balance held in his Individual Account and the Deductible Current Balance held in his Deductible Account paid as of his Early Retirement Date or any later date, subject to Section 6.11. If the Participant makes such an election, the Administrative Committee shall direct the Trustee to distribute to such Participant the Current Balance held in the Participant's Individual Account and the Deductible Current Balance held in his Deductible Account in accordance with Section 6.08.

               All assets held on behalf of a Participant pursuant to this Section shall continue to be invested pursuant to Article IV and shall continue to share in the adjustment of the unit value of the Funds in accordance with Section 5.07.

6.05 Disability Retirement - Upon the retirement of a Participant at his Disability Retirement Date, the Current Balance of his Individual Account and the Deductible Current Balance of his Deductible Account shall continue to be held as a part of the Fund. A Participant who retires at his Disability Retirement Date shall have the right to elect to have the Current Balance held in his Individual Account and the Deductible Current Balance of his Deductible Account paid as of his Disability Retirement Date or any later date, subject to Section
          6.11. If the Participant makes such an election, the Administrative

          Committee shall direct the Trustee to distribute to such Participant the Current Balance held in the Participant's Individual Account and the Deductible Current Balance held in his Deductible Account in accordance with Section 6.08.

               Notwithstanding anything contained herein to the contrary, for purposes of this Section 6.05 as it relates to distribution of a Participant's Deductible Account, the term "disability" means an incapacity which leaves the Participant unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. If the Participant does not meet the definition of disability as provided in this paragraph, his Deductible Account shall continue to be held until the time determined under Section 6.11 at which time the Administrative Committee shall direct the Trustee to distribute to the Participant the Deductible Current Balance held in his Deductible Account in accordance with Section 6.08.

               All assets held on behalf of a Participant pursuant to this Section shall continue to be invested pursuant to Article IV and shall continue to share in the adjustment of the unit value of the Funds in accordance with Section 5.07.

6.06 Death Prior to the Commencement of Benefits - Upon the death of (a) a Participant on or after attaining his Normal Retirement Age but prior to the commencement of his benefit, (b) an active Participant, or (c) a vested terminated Participant or retired Participant prior to the commencement of his benefit, a death benefit shall be paid and the Administrative Committee shall direct the Trustee to distribute the benefit in accordance with the following provisions of this Section 6.06.

          6.06(a) If the designated Beneficiary is the spouse of the Participant, the Beneficiary may elect to commence the benefit within a reasonable period of time after the Participant's death. In no event may such election be made later than the later of (i) or (ii) following:

                    (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or

                    (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

                    The benefit may be paid over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the designated Beneficiary. At the time the election is made, the Administrative Committee shall direct the Trustee to distribute the Current Balance of the Participant's Individual Account and the Deductible Current Balance of his Deductible Account in accordance with Section 6.08. If the spouse dies before the distribution begins, then the five (5) year distribution requirement of Section 6.06(c) shall apply as if the Beneficiary were the Participant.

          6.06(b) If the benefit is paid to a designated Beneficiary, as defined in IRC Section 401(a)(9)(E) inclusive of Section 1.401(a)(9)-1 D-1 and D-2 of the regulations, other than the Participant's spouse, the distribution shall commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died. The benefit may be paid over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the designated Beneficiary. The Beneficiary may elect that the benefit be paid at an earlier date. At the time the election is made or the benefit is required to commence, the Administrative Committee shall direct the Trustee to distribute the Current Balance of the Participant's Individual Account and the Deductible Current Balance of his Deductible Account to his Beneficiary in accordance with Section 6.08.

          6.06(c)   If there is no designated Beneficiary, as defined in IRC
                    Section 401(a)(9) inclusive of Section 1.401(a)(9)-1 D-1 and D-2 of the regulations, at the death of the Participant, then distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death. The Beneficiary may elect that the benefit be paid at an earlier date. At the time the election is made or the benefit is required to be distributed, the Administrative Committee shall direct the Trustee to distribute the Current Balance of the Participant's Individual Account and the Deductible Current Balance of his Deductible Account to the Beneficiary in accordance with
                    Section 6.08; provided, that the benefit may not be paid in any manner or form which would violate the required distribution requirements of this Section 6.06(c).

          6.06(d)   The benefit payable under the provisions of this Section
                    6.06 may not be paid in any form which would violate the required distribution requirements of Sections 6.06(a), 6.06(b) or 6.06(c).

          6.06(e)   Any amount held on a Participant's behalf under this Section
                    6.06 shall continue to be invested pursuant to Article IV and shall continue to share in the adjustment of the unit value of the Funds in accordance with Section 5.07.

6.07 Death After the Commencement of Benefits - Upon the death of a Participant who is receiving benefit payments in accordance with
          Section 6.08(c) the provisions of Section 6.08(c) shall control concerning any payments upon the death of such Participant. The Beneficiary, however, shall have the right to elect that any remaining benefit payments be paid under Section 6.08(b). Upon the death of a Participant who is receiving benefits, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used at the date of the Participant's death.

6.08      Method of Payment

          6.08(a) Application for Benefits - In order to receive a benefit under the Plan, a Participant, his Beneficiary, committee, or next of kin, must make written application therefor on a form or forms provided by the Administrative Committee or through interactive voice response. The Administrative Committee may require that there be furnished to it in connection with such application all information pertinent to any question of eligibility and the amount of any benefit. Benefit payment shall commence as soon as reasonably possible following approval by the Administrative Committee of the Participant's claim for benefits, based on processing schedules and procedures adopted by the Administrative Committee.

                         Each Participant who has attained his Normal Retirement
                    Date, Early Retirement Date or Disability Retirement Date or who has terminated employment and met the age and service requirements for Early Retirement, either prior to or after his termination of employment, shall have the right to request to have his benefit paid under the option hereinafter set forth in Section 6.08(c) in lieu of the benefit otherwise provided for in Section 6.08(b).

                         A Participant who desires to have his benefits paid
                    under the optional form provided in Section 6.08(c) shall make such an election in writing to the Administrative Committee on forms provided by the Administrative Committee or through interactive voice response. An election by a Participant to receive his benefit under Section 6.08(c) may be revoked by such Participant and a new election made in writing to the Administrative Committee or through interactive voice response at any time prior to the commencement of benefits.

          6.08(b) Normal Form - In the absence of the election of the optional method of payment provided in Section 6.08(c), the benefit shall be paid in a lump sum.

          6.08(c) Optional Form - In lieu of receiving payment in accordance with Section 6.08(b), a Participant may elect that his benefit be paid in approximately equal monthly, quarterly, semi-annual, or annual installments from the Fund, over a period of years not to exceed the lesser of (i) ten (10) years or (ii) the life expectancy of the Participant and his Beneficiary.

          6.08(d) If the optional form of payment under this Section 6.08(c) is elected by the Participant, the Current Balance of the Participant's Individual Account and Deductible Current Balance of his Deductible Account from which such installments are to be paid shall be invested pursuant to an investment option as described in Article IV as elected by the Participant to be applicable to such Individual Account and Deductible Account and the Current Balance of his Individual Account and Deductible Current Balance of his Deductible Account shall be invested accordingly. All assets held on behalf of a Participant pursuant to this Section 6.08(c) shall continue to share in the adjustment of the unit value of the Funds in accordance with Section 5.07.

                         Notwithstanding the preceding, if the optional form of
                    payment provided in Section 6.08(c) is elected, the Participant may invest in the investment Funds as provided in Section 4.02.

                         Notwithstanding anything contained herein to the
                    contrary, a Participant may elect at any time after the commencement of benefit payments under Section 6.08(c) that any remaining payments be paid to him in a lump sum. If a Participant makes this election, the lump sum payment shall be made to the Participant as soon as reasonably possible following such election.

          6.08(e) A Participant may elect to have the portion of his Individual Account that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

          6.08(f) The Corporation does not guarantee that the market value of the Trigon Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant's contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Trigon Stock and other assets allocable to his Individual Account in accordance with the provisions of the Plan.

          6.08(g) Direct Rollover - Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.08(g), a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                         The Account of a Participant who has been provided the
                    notice specified in IRC Section 402(f) but who makes no election with regard to an Eligible Rollover Distribution within thirty (30) days of receiving such notice shall be distributed directly to the Participant as soon thereafter as is practicable, assuming that the value of the vested Account of such Participant has never exceeded five thousand dollars ($5,000) at any time after it was first distributable.

                         For purposes of this Section 6.08(g), the following
                    definitions shall apply:

                    (i) Eligible Rollover Distribution - An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                              (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more;

                              (B) any distribution to the extent such distribution is required under IRC
                                        Section 401(a)(9); and

                              (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) Eligible Retirement Plan - An Eligible Retirement Plan is an individual retirement account described in IRC Section 408(a), an individual retirement annuity described in IRC Section 408(b), an annuity plan described in IRC Section 403(a), or a qualified trust described in IRC Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iii) Distributee - A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                    (iv) Direct Rollover - A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

6.09 Maximum Option Payable - If a Participant elects to have his benefit paid under Section 6.08(c) and the designated Beneficiary is not the spouse of the Participant, the option elected shall be restricted so that the minimum distribution incidental benefit requirements of IRC
          Section 401(a)(9) and Treasury Regulation 1.401(a)(9)-2 are met.

6.10 Benefits to Minors and Incompetents - If any person entitled to receive payment under the Plan shall be a minor, the Administrative Committee, in its discretion, may dispose of such amount in any one or more of the following ways:

          (a)       by payment thereof directly to such minor;

          (b)       by application thereof for benefit of such minor;

          (c) by payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount is paid has advised the Administrative Committee in writing that he will hold or use such amount for the benefit of such minor.

               If a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to the spouse, son, daughter, parent, brother, sister or other person deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment.

6.11      Payment of Benefits -

          6.11(a) If a portion of a Participant's Individual Account and Deductible Account which is due and payable under this
                    Article VI, and the Participant has not elected otherwise in accordance with the provisions of the Plan, any payment of benefits or commencement thereof to the Participant shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the later of:

                    (i) the Participant's having attained his Normal Retirement Age; and

                    (ii)      the termination of service of the Participant

          6.11(b) Notwithstanding any provision to the contrary, in all events, the payment of benefits shall commence no later than the Participant's required beginning date. A Participant's required beginning date shall be the April 1 of the calendar year following the later of the calendar year in which the Participant attains 70 1/2 or the calendar year in which the Participant terminates employment with an Employer. Life expectancy of the Participant and the Participant's spouse (other than for a life annuity) may be redetermined annually if the Participant so elects for calculation of the amount to be distributed. All payments shall be made to comply with the requirements of IRC Section 401(a)(9).

6.12 Restriction on Distribution of Pre-Tax Contributions - Amounts attributable to Pre-Tax Contributions shall not be distributed prior to the earliest of one of the following events:

          6.12(a) The Participant's retirement, death, Total and Permanent Disability, or separation from service;

          6.12(b) The termination of the Plan without establishment or maintenance of a successor Defined Contribution Plan;

          6.12(c) The date of the sale or disposition of substantially all of the assets sale of eighty-five percent (85%) of the assets shall be deemed to be substantially all) used by the Employer in its trade or business to an unrelated corporation provided the Employer continues to maintain this Plan and the Participant continues employment with the corporation acquiring such assets;

          6.12(d) The date of sale or other disposition of the Employer of its interest in a subsidiary to an unrelated entity provided the Employer continues to maintain this Plan and the Participant continues employment with the unrelated entity;

          6.12(e) The Participant's attainment of age fifty-nine and one-half (591/2); or

          6.12(f)   The Participant's Hardship.

               All distributions shall be subject to the Participant (and spousal, if applicable) consent requirements pursuant to IRC Section 401(a)(11) and 417.

6.13      Special Retirement Opportunity - Notwithstanding the provisions of
          Section 6.04, the following individuals shall be subject to the provisions of Section 6.04 as if they had attained the age of fifty-five (55) prior to retirement:

               Wallace D. Brooks
               Roderick D. Brown
               Ann L. Burks
               Joyce W. Davis
               Mary D. Davis
               Mary M. Duty
               James L. Gore
               A. Wayne Harris
               John D. Kepliger
               Peggy K. Mawyer
               Floydie M. Peeples
               Leon H. Shelton
               Delores S. Thomas
               Richard T. Willis
               Lettie M. Cooke

                                   ARTICLE VII

                      WITHDRAWALS, REINSTATEMENTS AND LOANS


7.01 Withdrawals Generally - Subject to the terms and conditions set forth below, a Participant may withdraw all or a part of the vested interest in the Current Balance in his Individual Account. Withdrawal requests are considered by the Administrative Committee once a week based on processing schedules and procedures adopted by the Administrative Committee. Payment of withdrawals shall be made in a lump sum as soon as reasonably possible after the Administrative Committee's approval of the withdrawal request. Amounts withdrawn may not be repaid. The provisions of this Article VII are applicable to withdrawals from a Participant's Individual Account. Withdrawals from a Participant's Deductible Account are permitted pursuant to Section 7.04.

               Notwithstanding anything in the Plan to the contrary, the following provisions shall apply for any withdrawal made pursuant to
          Article VII by an Insider (as defined below). The Insider's Individual Account shall be reduced by sub-account in the order provided in the applicable section and the investment funds within each sub-account shall be reduced pro-rata, except to the extent of amounts invested in the Trigon Stock Fund. To the extent amounts are invested in the Trigon Stock Fund in any sub-account, all investment funds other than the Trigon Stock Fund shall be reduced in full from all such sub-accounts prior to the reduction of any amounts from the Trigon Stock Fund. For purposes of this section, Insider means a Participant who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

7.02 Withdrawal of After-Tax Contributions - A Participant may withdraw all or a portion of his After-Tax Contribution Account attributable to After-Tax Contributions by requesting such withdrawal on forms provided by the Administrative Committee.

     If a Participant's Individual Account attributable to his After-Tax Contribution Account is invested in more than one of the Funds, any partial withdrawal hereunder shall be taken from each such Fund(s) in the same proportion that the total amount to be withdrawn pursuant to this Section 7.02 bears to the total Current Balance of the Participant's After Tax Contribution Account. Amounts withdrawn pursuant to this Section 7.02 may not be repaid to the Fund.

     A Participant may elect to have the portion of his Individual Account withdrawn hereunder that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Individual Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

7.03 Withdrawal of Rollover Account, Transfer Account and Vested Employer Contribution Accounts -

          7.03(a) A Participant may request a withdrawal of all or a portion of his Rollover Account or the vested portion of his Employer Matching Contributions Account or Profit Sharing Matching Contributions Account held on his behalf. A withdrawal from the Participant's Transfer Account shall be allowed as provided in an adoption agreement or an Appendix to the Plan. A Participant's withdrawal request must identify the desired amount of the Current Balance in such accounts that he wishes to withdraw. A Participant must first exhaust his Rollover Account and then his Transfer Account, if applicable, before making a withdrawal from his Employer Matching

                    Contributions Account. A Participant must exhaust his Employer Matching Contributions Account before making a withdrawal from his Profit Sharing Matching Contributions Account. Further, withdrawals from a Participant's Transfer Account, Employer Matching Contributions Account or Profit Sharing Matching Contributions Account shall not include those employer contributions under the transfer plan or Employer Contributions which have been deposited in the Fund in the current Plan Year and the two (2) previous Plan Years.

          7.03(b) Any withdrawal under this Section 7.03 shall not be available until the Participant has first exhausted by withdrawal the balance of his entire account under the provisions of Section 7.02.

          7.03(c) If a Participant's Individual Account attributable to his Rollover Account, Transfer Account and Employer Matching Contributions Account is invested in more than one of the Funds as provided in Article IV, any partial withdrawal hereunder shall be taken from each such Fund in the same proportion that the total amount to be withdrawn pursuant to this Section 7.03 bears to the total Current Balance of the Participant's Rollover Account, Transfer Account and/or Employer Matching Contributions Account.

          7.03(d) Amounts withdrawn pursuant to this Section 7.03 may not be repaid to the Fund.

          7.03(e) A Participant may elect to have the portion of his Individual Account withdrawn hereunder that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Individual Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

7.04 Withdrawal of Deductible Account - A Participant may request a withdrawal of all of the Deductible Current Balance of his Deductible Account. A withdrawal from a Participant's Deductible Account may be made independent of and without interrupting a Participant's participation in other aspects of the Plan. Payment of such amount shall be in a lump sum and shall be made as soon as reasonably possible after the Administrative Committee receives the withdrawal request.

7.05 Withdrawals at Age 59 1/2 Effective March 7, 1997, a Participant who has attained the age of fifty-nine and one-half (59 1/2) may request a withdrawal of all or a portion of his vested Individual Account.


          7.05(a) Any withdrawal under this Section 7.05 shall be made so that the withdrawal reduces the Current Balance of the Participant's sub-accounts in the following order:

                    (1)       After-Tax Contribution Account;

                    (2)       Rollover Account;

                    (3)       vested portion of the Participant's Transfer
                              Account;

                    (4) vested portion of the Participant's Employer Matching Contributions Account;

                    (5)       Pre-tax Contribution Account; and

                    (6) vested portion of the Participant's Profit Sharing Matching Account.

          7.05(c) If a Participant's Individual Account is invested in more than one of the investment funds, any partial withdrawal under this Section 7.05 from the

                    Participant's After-Tax Contribution Account, Rollover Account, Transfer Account, Employer Matching Contributions Account, and Pre-Tax Contribution Account shall be taken from each such investment fund in the same proportion that the total amount to be withdrawn from such accounts bears to the total Current Balance in the account from which the withdrawal is taken.

          7.05(d) A Participant may elect to have the portion of his Individual Account withdrawn hereunder that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Individual Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

          7.05(e) Amounts withdrawn pursuant to this Section 7.05 may not be repaid to the Trust Fund.

7.06 Hardship Withdrawal - Upon the written request of a Participant with proof of Hardship as determined by the Administrative Committee, a Participant shall be allowed to withdraw all or a portion of the Current Balance of his After-Tax Contribution Account, Pre-Tax Contribution Account, Rollover Account, and the vested portions of his Employer Matching Contributions Account, Profit Sharing Matching Contributions Account and Transfer Account.

               Withdrawals made pursuant to this Section 7.06 shall be made so that any distribution will reduce, in the following order, a Participant's After-Tax Contribution Account, Rollover Account, the vested portion of his Transfer Account, if applicable, the vested portion of his Employer Matching Contributions Account, his Pre-Tax Contribution Account, inclusive of the investment gains on Pre-Tax Contributions earned through December 31, 1988, and lastly, his Profit Sharing Matching Contributions Account. Notwithstanding the preceding, effective January 1, 1989, any withdrawal hereunder from Pre-Tax Contribution Accounts shall be limited to Employee deferrals attributable to such Pre-Tax Contribution Accounts and not be available from investment gains earned on and after January 1, 1989, on such Pre-Tax Contributions. Withdrawals occasioned pursuant to this
          Section 7.06 shall not invoke a forfeiture of a Participant's Employer Matching Contributions Account or Profit Sharing Matching Contributions Account or bar a Participant from future Pre-Tax Contributions hereunder. If a Participant's Individual Account is invested in more than one investment Fund as provided in Article IV, any partial withdrawal hereunder from a Participant's After-Tax Contribution Account, Rollover Account, the vested portion of his Employer Matching Contributions Account, the vested portion of his Profit Sharing Matching Contributions Account, Transfer Account, or his Pre-Tax Contribution Account shall be taken from each such Fund in the same proportion that the total amount to be withdrawn from such accounts bears to the total Current Balance in the account from which the withdrawal arises. Amounts withdrawn for Hardship from the portion of the Participant's Individual Account that is invested in the Trigon Stock Fund shall be paid in cash.

               Amounts withdrawn pursuant to this Section 7.06 may not be repaid to the Fund.

7.07 Loans - Upon written application of a Participant, the Administrative Committee may direct that a loan from the Fund be made to the Participant. Loan requests shall be processed once a week based on processing schedules and procedures as adopted by the Administrative Committee and communicated to Participants. In order to apply for a loan, a Participant shall complete a loan application form provided by the Administrative Committee and provide any additional documentation or financial information which the loan request form or Administrative Committee requests. The application for a loan, approval or denial of the loan and the resulting loan must be made in accordance with the following requirements:

          7.07(a) Loans shall be made available to Participants who are parties in interest, as such term is defined in ERISA
                    Section 3(14), and who are Employees in a uniform and nondiscriminatory manner with all Participants in similar circumstances being treated alike. In no event shall any discretionary power in granting or refusing a loan be applied so as to discriminate in favor of any Highly Compensated Employee or former Highly Compensated Employee.

          7.07(b) In approving or denying a loan request by a Participant, consideration shall only be given to the factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans based on the Participant's creditworthiness determined on the basis that the semi-monthly repayment amount on any loan may not exceed fifteen percent (15%) of the Participant's semi-monthly gross pay.

          7.07(c) Upon receipt of a completed loan application, the Administrative Committee shall review the application and notify the Participant in a reasonable period of time whether the loan has been approved or denied.

          7.07(d) The amount of any such loan from the Fund shall be limited to no more than the amount the Participant would be entitled to receive from his Pre-Tax Contribution Account, Rollover Account, and vested Employer Matching Contributions Account and Transfer Account pursuant to the provisions of Section
                    6.01 if he terminated his employment as of such date. A

                    Participant's Profit Sharing Matching Contributions Account is not available for a Loan.

          7.07(e) The maximum permissible loan available in any Plan Year from all qualified plans of the Employer shall not exceed the lesser of:

                    (i) fifty thousand dollars ($50,000) reduced by the excess (if any) of:

                              (A) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which the loan was made, over

                              (B) the outstanding balance of loans from the Plan on the date on which such loan was made, or

                    (ii) fifty percent (50%) of the vested portion of the Current Balance of the Participant's Individual Account which he would have been entitled to pursuant to the provisions of Section 6.01, assuming the Participant terminated on the day the loan was approved by the Administrative Committee.

          7.07(f) Any loan made pursuant to this Section must generally be repaid within a period not to exceed (5) years. However, the Administrative Committee, in its discretion, may grant a loan, the purpose of which is the acquisition of the primary residence of the Participant. In such event, the repayment period may be up to ten (10) years. The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee and the Participant. Except as may be provided in regulations, each loan to which this Section applies must provide for a substantially level amortization of the loan with payments being made not less frequently than quarterly.

          7.07(g) The method of timing for repayment of any loan hereunder shall be determined at the time the loan is made and a copy shall be kept with the promissory note. Repayment of any loan shall be by payroll deduction or by a lump sum payment. Notwithstanding the preceding, if a Participant is on a leave of absence and is not receiving Compensation from the Employer, he shall be permitted to make loan payments by personal check on the dates the loan payments otherwise would be due. A Participant who is on a leave of absence from the Employer, not longer than one (1) year, either without compensation or with compensation (after income and employment tax withholding) that is less than the amount of his loan payment, does not have to make loan payments while on the leave of absence. At the end of the leave of absence (or, if earlier, after the first year of leave), the Participant must make arrangements with the Administrative Committee to repay the loan in full, including accrued interest for the period during which loan payments were not made, by the latest date permitted in Section 7.07(f). Also, each loan payment due after the end of the leave (or, if earlier, after the first year of leave) must be at least equal to the amount of each loan payment required under the terms of the original loan.

          7.07(h) Interest on any loan hereunder shall be based on a reasonable rate of interest being charged in Richmond, Virginia, which shall be deemed to be one hundred (100) basis points above the prime rate listed in the Wall Street Journal, as determined by the Administrative Committee as of the second to last business day of the month preceding the month in which the loan application is made. The interest rate, once fixed, shall remain in effect for the duration of the loan.

          7.07(i) All loans shall be evidenced by a promissory note and such note shall be held as an asset of the Fund in a segregated account applicable to the Participant to whom the loan is granted. The loan shall be collateralized with the vested portion of the Current Balance of the Participant's Individual Account; however, in no event shall more than fifty percent (50%) of the vested portion of the Participant's Individual Account be used as collateral.

          7.07(j) The Administrative Committee shall have the discretion to establish a fair and equitable policy regarding the administration of loan within the Plan. In establishing this policy, to the extent practicable, the Participant's Individual Account will be reduced in the following order, with such account balances thereafter reflected in the form of a promissory note held by the Trustee on behalf of the
                    Participant:

                         Order of Individual Account Reduction
                         -------------------------------------

                         Pre-Tax Contribution Account
                         Rollover Account
                         Transfer Account
                         Employer Matching Contributions Account

                         The Participant's Individual Account shall be reduced
                    in the order shown above, and the investment funds within each sub-account shall be reduced on a pro-rata basis.

          7.07(k) All payments by a Participant representing interest shall be considered as investment income of the Fund applicable to the Participant.

          7.07(l) All payments by a Participant representing principal shall be used to reduce the outstanding balance of the loan and principal and interest payments shall be credited to the other investment accounts as may be chosen by the Participant with respect to future Contributions to the Plan.

          7.07(m) No distribution shall be made to or by any Participant or Beneficiary of a Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated. In the event of the death, retirement or termination of employment of a Participant prior to the time the loan is repaid, or failure to comply with any terms of the loan, the loan shall be considered to be in default and the balance of such loan shall become due and payable with such repayment being satisfied (i) by satisfying the indebtedness from the amount held in the Participant's Individual Account before making payments to the Participant or his Beneficiary, (ii) by an adjustment to any outstanding payroll due to the Participant, and, lastly, (iii) from any other assets of the Participant.

                         A loan shall be deemed to be in default as of the end
                    of a calendar year if at that time loan payments have not been made on the scheduled due dates for a period of three
                    (3) or more consecutive calendar months. At the time the loan is considered to be in default, the outstanding loan balance and the interest thereon shall be treated as a taxable distribution to the Participant and reported to the Participant and the Internal Revenue Service for such calendar year.

                         A loan shall be deemed to be in default if, at the end
                    of a calendar quarter, loan repayments are three (3) or more months in arrears. The outstanding balance and accrued interest thereon of a defaulted loan shall be a "deemed distribution" to the Participant and reported as taxable income to the Participant and the Internal Revenue Service for such calendar year.

          7.07(n) No loan shall be granted to a Participant unless the Participant consents, in writing, that in the event of default of the loan, the outstanding loan balance and any interest credited pursuant to the loan thereafter shall be deemed a taxable distribution to the Participant. Such written consent shall be of the type and manner intended to satisfy the requirements of IRC Section 411(a)(11) and shall be specified in the promissory note.

          7.07(o) No more than one (1) Plan loan per Participant may be outstanding at any time.

          7.07(p) No loan shall be granted for less than one thousand dollars ($1,000.00).

          7.07(q) Loan repayments will be suspended under this Plan to the extent required under the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") and the special rules relating to veterans' reemployment rights under USERRA pursuant to Code section 414 (u)(4).

                                  ARTICLE VIII

                                     FUNDING


8.01 Contributions - Contributions as provided for in Article III shall be paid over to the Trustee within a reasonable time following the time such Contributions were withheld from the Participant's Compensation or made by the Employer and, in no event, later than the time required under ERISA. All Contributions by the Employer shall be irrevocable, except as herein provided. On receipt of Contributions, the Trustee shall manage and administer the funds so received in accordance with the provisions of the Plan.

8.02 Trustee - The Corporation will enter into an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement. The Trustee shall, in accordance with the terms of the Trust Agreement, accept and receive all sums of money paid to it from time to time by the Employer.

               The Trust Agreement is attached hereto and incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Fund.

               The Trustee shall establish and maintain investment funds in accordance with the provisions of Article IV. Contributions shall be allocated to and invested as part of the appropriate investment funds as directed by the Investment Committee. Assets shall be transferred from one investment fund to another as directed by the Investment Committee to maintain the investment division desired by the Participants.

8.03 Exclusive Benefit - No part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or for payment of expenses of operating the Plan and Fund as provided in Section 13.03, nor shall any part thereof be recoverable to the Employee except as provided in Section 13.06.

                                   ARTICLE IX

                                   FIDUCIARIES


9.01 General - Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with respect to the Plan shall discharge his duties solely in the interest of Participants and Beneficiaries and for the purpose of providing such benefits as stipulated herein to such Participants and Beneficiaries, or defraying the operating expenses of the Plan and Fund as provided in Section 13.03. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

               A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. All expenses reasonably incurred by a Fiduciary on behalf of the Plan and Trust shall be reimbursed by the Corporation or, at the Corporation's direction in accordance with
          Section 13.03, from the Fund by the Trustee.

               A Fiduciary may allocate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Fund except through the employment of an Investment Manager as provided in Section 9.03 and in the Trust Agreement relating to the Fund.

9.02 Corporation - The Corporation established and maintains the Plan for the benefit of its Employees and of necessity retains control of the operation and administration of the Plan. The Corporation in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Trustee the

          Administrative Committee and the Investment Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

               The Corporation shall supply such full and timely information for all matters relating to the Plan as (a) the Investment Committee, (b) the Administrative Committee, (c) the Trustee, and (d) the accountant engaged on behalf of the Plan by the Corporation may require for the effective discharge of their respective duties.

9.03 Trustee - The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Fund, except that the Corporation may in its discretion direct the Trustee with regard to investments to be made or employ at any time and from time to time an Investment Manager, with respect to all or a designated portion of the assets comprising the Fund, in which case the Corporation or Investment Manager, as may be applicable, shall have complete control and responsibility over all matters pertaining to the investment of such assets as so directed.

9.04 Administrative Committee - The Corporation shall appoint a committee of not less than three (3) persons to hold office during the pleasure of the Corporation, such committee to be known as the Administrative Committee. The Administrative Committee shall choose from among its members a chairman and a secretary. Any action of the Administrative Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Administrative Committee.

               The Administrative Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Administrative Committee may from time to time determine. The chairman or any two (2) members may call meetings. A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business.

               In accordance with the provisions hereof, the Administrative Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it to properly carry out such duties. The Administrative Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan. The Administrative Committee shall have the duty and discretionary authority to construe the Plan and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder and
          (c) any situation not specifically covered by the provisions of the Plan. All disbursements by the Trustee, except for the payment of operating expenses of the Plan and Fund at the direction of the Corporation as provided in Section 13.03, shall be made upon, and in accordance with, the written directions of the Administrative Committee. When the Administrative Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so in a uniform, equitable and nondiscriminatory basis. The Administrative Committee may delegate certain duties as specified herein as provided in Section 9.01.

               After the close of each calendar quarter in the Plan Year or more frequently as determined by the Administrative Committee, the Administrative Committee shall distribute to each Participant a statement setting forth a summary of his and his Employer's Contributions and the Current Balance in his Individual Account and Deductible Current Balance of his Deductible Account.

               The Administrative Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish age, Service, Years of Service and any other matters required in order to establish their rights to benefits in accordance with the Plan.

9.05 Investment Committee - Investment Committee means the committee, as specified in the Trust Agreement, as constituted from the time to time which has the responsibility for allocating the assets of the Fund among the separate accounts and any Trustee investment accounts, for monitoring the diversification of the investment of the Fund in foreign securities and of maintaining the custody of foreign investments abroad, for assuring that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of "employer securities" or "employer real property" and for the appointment and removal of Investment Managers.

9.06 Claims Procedures - The Administrative Committee shall receive all applications for benefits. Upon receipt by the Administrative Committee of such an application, it shall determine all facts that are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Administrative Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:


          9.06(a)   the specific reason or reasons for the denial;

          9.06(b) specific references to the pertinent Plan provisions on which the denial is based;

          9.06(c) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

          9.06(d)   an explanation of the Plan's claim review procedures.

               If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

               In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Administrative Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

          9.06(e) may request in writing that the Administrative Committee review the denial;

          9.06(f)   may review pertinent documents; and

          9.06(g)   may submit issues and comments in writing.

               The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

9.07 Records - All acts and determinations of the Administrative Committee shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Corporation. The Administrative Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Corporation, for the effective discharge of their respective duties.

9.08 Missing Persons - The Administrative Committee shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall be construed as if the Participant had died. Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be so construed. Any such amounts shall be held by the Trustee for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable). If no distributee can be found, then any unclaimed benefits shall be dealt with according to the laws of the Commonwealth of Virginia pertaining to abandoned intangible personal property held in a fiduciary capacity.

9.09 Maintenance of Individual Accounts, Deductible Accounts and Plan Operations - It shall be the duty of the Administrative Committee or such person as it may designate to maintain an up-to-date record of all transactions pursuant to each Participant's Individual Account and Deductible Account and to process all other day-to-day operations of the Plan including: the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; explaining the optional forms of benefit payouts which may be elected by a Participant under the Plan; and communicating all other matters relating to participation and entitlement to benefits to the Participants, the accountant and other entities performing services for the Plan as may be necessary to enable them to discharge their duties in a uniform, equitable and nondiscriminatory manner with regard to all Participants or Beneficiaries under similar circumstances.

9.10 Disclosure - The Administrative Committee shall see that descriptions of the Plan are prepared for filing with the Department of Labor and shall make available to Participants and Beneficiaries receiving benefits under the Plan a summary of the Plan at such place and at such times as may be required by federal statutes and regulations issued thereunder.

               The Administrative Committee shall arrange for the preparation and filing of such annual reports, including financial statements of the Plan's assets and liabilities, schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by federal statutes and regulations.

               The Administrative Committee shall furnish annually to all Participants and Beneficiaries receiving benefits under the Plan a copy of a summary of the financial statement of the Plan's assets and liabilities and schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times and to the extent required by federal statutes and regulations.

               The Administrative Committee shall also make available, at its principal office, copies of the Plan, the Trust Agreement, copies of any contracts relating to the Plan, descriptions of the Plan, and annual reports for examination by any Participant or Beneficiary. Upon written request of any Participant or Beneficiary receiving benefits under the Plan, the Administrative Committee shall furnish him a copy of the latest Plan description, summary plan description, latest annual report and a copy of the Plan and

          Trust Agreement. The Administrative Committee may make a reasonable charge for the costs of furnishing copies of such documents.

9.11 Annual Accountings - The Corporation shall engage, on behalf of all Participants, an independent qualified public accountant to certify and render an opinion that the financial statements and schedules prepared in conjunction with the Plan are presented fairly and are in conformity with generally accepted accounting principles consistently applied. Where assets of the Plan are held by a bank, supervised and subject to periodic examination by a state or federal agency, which bank prepares information concerning the assets of the Plan and certifies that such information is accurate and the information is made a part of the annual report, the accountant may rely on such statements as accurate. If the assets are held by a bank, the Corporation may delegate the responsibility for preparation of such statements to the bank and may delegate the responsibility for the preparation of such other forms and reports to such entity as it shall select.

9.12 Funding Policy - The Corporation in consultation with the Investment Committee, Trustee and Investment Manager, where applicable, shall establish a funding policy and method to carry out the objectives of the Plan. To formulate and maintain such policy, the Corporation, the Trustee, the Investment Committee, the Investment Manager, where applicable, and such other persons as may be designated by the Corporation shall consult at least annually and more frequently if necessary, to review the short- and long-range financial needs of the Plan, the anticipated level of annual contributions and any material changes thereto occurring during the year. The results of such annual consultations shall be documented by the Corporation or its designee.

9.13 Indemnification of Fiduciaries - Each member of the Board, and each other employee of the Corporation who is determined to be a Fiduciary under the terms of ERISA with respect to the Plan, shall be indemnified by the Corporation against liability imposed on him and against all expenses and costs which may be reasonably incurred by him in connection with or resulting from any action, suit or proceeding, or any claim against him, if he shall have been made a party to such action, suit or proceeding, or such claim shall have been made by reason of his being or having been a Fiduciary with respect to the Plan. In the case of a settlement of any such action, proceeding or claim before a final adjudication thereof, the right of indemnification shall exist only to the extent that the Corporation shall have consented to the settlement.

9.14 Equitable Allocations - The Administrative Committee shall establish accounting procedures for the purpose of making allocations, valuations and adjustments to Individual Accounts and Deductible Accounts. Should the Administrative Committee determine that the strict application of its accounting procedures will not result in an equitable and nondiscriminatory allocation among Individual Accounts and Deductible Accounts, or other circumstances arise which are not covered hereunder, it may modify its procedures for the purposes of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan.

               Further, notwithstanding anything contained herein to the contrary, in order to administer the Plan in an equitable and nondiscriminatory manner, the Administrative Committee may choose an alternate date to value Individual Accounts and Deductible Accounts for all purposes including distributions from the Plan, transfers among funds within the plan, loans and any other transactions needing a specific Valuation Date, provided such alternate Valuation Date is within sixty (60) days after the date the Plan would otherwise value Individual Accounts and Deductible Accounts.

                                    ARTICLE X

                      AMENDMENT AND TERMINATION OF THE PLAN

10.01 Amendment of The Plan - The Corporation shall have the right to modify, alter or amend the Plan in whole or in part; provided, however, (a) that any such action which affects Employer Contributions to the Plan shall require approval of the Board of Directors and (b) that the duties, powers and liabilities of any Trustee hereunder shall not be increased without its written consent; and provided, further, that any such action shall not, in any way, affect adversely the benefits of persons who have retired under the Plan prior to the effective date of such action, or of their Beneficiaries, nor shall it adversely affect benefits accrued prior to the effective date of such action. No amendment, modification or alteration shall have the effect of causing a reversion to the Employer of any part of the principal or income of the Fund. Notwithstanding anything contained herein to the contrary, no amendment to the Plan shall decrease a Participant's Individual Account and Deductible Account balance or eliminate an optional form of distribution, except as permitted by law.

               If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested benefit, each Participant with at least three (3) years of Service may elect within a reasonable period of time after the adoption of the amendment or change to have his vested percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of sixty (60) days after (a) the amendment is adopted,
          (b) the amendment is effective or (c) the Participant is issued written notice of the amendment by the Employer or Administrative Committee.

10.02 Termination of The Plan - While the Employer expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. Each Employer reserves the right to discontinue its Contributions and to terminate the Plan as it relates to its Employees without terminating the Plan with respect to any other Employer by action of the Employer's Board of Directors. Any Employer desiring to terminate the Plan as it relates to its Employees shall give notice of such termination to the Corporation and the Trustee at least six (6) months prior to the effective date thereof (unless a shorter notice shall be agreed to by the Corporation). On termination of the Plan or in the event of a partial termination or curtailment), or discontinuance of Contributions, the rights of present Participants (to the extent affected by such action) in their account balances held pursuant to the Plan as of the date of such event shall be nonforfeitable and the Trustee shall continue to administer the Fund in accordance with the provisions of the Plan and the Trust Agreement for the sole benefit of the then Participants or Beneficiaries then receiving or entitled to receive future benefits. In the event of a termination no further Contributions will be made to the Plan.

10.03 Allocation of Funds - In the event of termination of the Plan, the Administrative Committee shall allocate to the terminating Employer's Employees as of the date of termination any previously unallocated Contributions, such Employer's share of the Forfeitures, realized and unrealized appreciation or depreciation, income or loss of the Fund to the accounts of the Participants of the Plan affected by the termination and any income, losses, realized and unrealized appreciation or depreciation to Participants of the Plan who have not received their benefits under the Plan.

10.04 Application of Assets - After assets of the Fund pertaining to the terminating Employer have been allocated as provided in Section 10.03, such assets shall be applied to whichever of the following options is specified by the terminating Employer:

          10.04(a) Transfer to a separate trust and held therein to provide benefits, to the extent such assets have been allocated, to the persons entitled to benefits under the Plan as it applies to the terminating Employer.

          10.04(b) Distribution in a single lump sum, in cash or as a rollover to each individual pursuant to Section 10.03, provided such distribution is permitted in accordance with IRC Section 401(k) and the regulations issued thereunder.

10.05 Automatic Termination - Unless otherwise provided for, the Plan shall be deemed to have automatically terminated with respect to any Employer who becomes insolvent, is adjudged bankrupt, or is dissolved. In the event of such automatic termination, the provisions of Sections
          10.03 and 10.04 shall govern.

10.06 Merger, Consolidation and Transfers of Assets or Liabilities - No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other plan shall be made, unless each Participant would receive immediately after such event, a benefit (determined as if the Plan had terminated at that time) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.

                                   ARTICLE XI

                PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN


11.01 Method of Participation - Any organization which is a member of the same controlled group of organizations as determined pursuant to IRC Sections 414(b), 414(c), 414(m) and 414(o) as the Corporation which the Corporation shall have authorized to adopt the Plan may, by taking appropriate action, become a party to the Plan by adopting the Plan as a thrift plan for its Employees. Any corporation which becomes a party to the Plan shall thereafter promptly deliver to the Trustee provided for in Article VIII a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Corporation's approval of such organization becoming party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

11.02 Withdrawal - Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six (6) months advance notice in writing of its or their intention to withdraw to the Corporation and the Administrative Committee (unless a shorter notice shall be agreed to by the Corporation).

               Upon receipt of notice of any such withdrawal, the Administrative Committee shall certify to the Trustee the equitable share of such withdrawing Employer in the Fund as applicable to be determined by the Administrative Committee. The Trustee shall thereupon set aside from the Fund then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Article X. If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to such trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated.

               Neither the segregation of the Fund assets upon the withdrawal of an Employer, nor the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section 11.02, shall operate to permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except as may be otherwise provided in Section 13.03 and Section 13.06.

                                   ARTICLE XII

                            TOP HEAVY PLAN PROVISIONS


12.01 General - Notwithstanding anything contained herein to the contrary, in the event that this Plan when combined with all other plans required to be aggregated pursuant to IRC Section 416(g) is deemed to be a Top Heavy Plan for any Plan Year, the following conditions shall become operative.

12.02 Definitions - For purposes of this Article, the following definitions shall be applicable:

          12.02(a) Determination Date means the last day of the Plan Year preceding the Plan Year in which the determination is being made. In the case of the first Plan Year, Determination Date means the last day of such Plan Year.

          12.02(b) Key Employee means any employee, former employee or beneficiary of a former employee in an Employer plan who, at any time during the Plan Year or any of the four (4) preceding Plan Years is:

                    (i) An officer of the Employer having annual Maximum Compensation greater than fifty percent (50%) of the amount in effect under IRC Section 415(b)(1)(A) for any such Plan Year;

                    (ii) One (1) of the ten (10) employees having annual Maximum Compensation from the Employer of more than the limitation in effect under IRC Section 415(c)(1)(A) and owning (or considered as owning within the meaning of IRC Section 318) more than a one-half percent (1/2%) interest and the largest interest in the Employer;

                    (iii)     A Five Percent (5%) Owner of the Employer; or

                    (iv) A one percent (1%) owner of the Employer having annual Maximum Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

                         For purposes of Section 12.02(b)(i), no more than fifty
                    (50) employees or, if lesser, the greater of three (3) or ten percent (10%) of employees shall be treated as officers. Further, for purposes of determining the number of officers taken into account under Section 12.02(b)(i), employees described in IRC Section 414(q)(8) shall be excluded.

                         With respect to Section 12.02(b)(ii), if two (2)
                    employees have the same ownership interest in the Employer, the employee having the greater annual Maximum Compensation shall be treated as having a larger interest.

          12.02(c) Non-Key Employee means an employee, former employee or beneficiary of a former employee who is not a Key Employee.

          12.02(d) Top Heavy Plan generally means on or after January 1, 1984, any plan under which, as of any Determination Date, the present value of the cumulative accrued benefits (inclusive of Pre-Tax Contributions) under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees.

                    For purposes of this definition:

                    (i) If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all employee accounts under the plan as of the Top Heavy Valuation Date plus contributions to the plan as of the Determination Date. If the plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be deemed to be the lump sum present value of a participant's accrued benefit under such plan calculated on the basis of interest and mortality as set forth in said plan as of the Top Heavy Valuation Date plus contributions due under the plan as of the Determination Date. Notwithstanding the above, for purposes of determining the present value of the cumulative accrued benefits, distributions made within a five (5) year period ending on the Determination Date must be included. The account balances and accrued benefits of a Non-Key Employee who was previously a Key Employee shall be excluded from the computation hereunder.

                    (ii) Each plan of the Employer required to be included in an "aggregation group" shall be treated as a Top Heavy Plan if such group is a top heavy group.

                    (iii)     The term "aggregation group" means

                              (A)       each plan of the Employer which is
                                        currently effective or which has
                                        terminated within the five (5) year
                                        period ending on the Determination Date
                                        in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four
                                        (4) preceding Plan Years; and

                              (B) each other plan of the Employer which enables any plan in (A) to meet the requirements of IRC Sections 401(a)(4) or 410.

                                   A permissive aggregation group consists of
                              plans of the Employer that are required to be aggregated, plus one (1) or more plans of the Employer that are not part of a required aggregation group but that satisfy the requirements of IRC Sections 401(a)(4) and 410 when considered together with the required aggregation group.

                    (iv) If any individual has not performed any service for the Employer at any time during the five (5) year period ending on the

                              Determination Date, any accrued benefit for such individual shall not be taken into account in the testing procedure herein described.

          12.02(e) Top Heavy Valuation Date means the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date.

               These definitions shall be interpreted consistent with IRC
          Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under these definitions inclusive of any provisions and requirements stated thereunder but hereinabove absent.

12.03 Minimum Top Heavy Contribution - In a Plan Year in which the Plan becomes a Top Heavy Plan, inclusive of a Plan Year in which the Plan is considered a Top Heavy Plan pursuant to the provisions of Section 1.416-1 T-5 of the regulations under IRC Section 416 but has not terminated, and the aggregate Contributions by the Employer to all Non-Key Employees allocated to their Individual Accounts are less than three percent (3%) of Maximum Compensation (exclusive of Pre-Tax Contributions for Plan Years beginning after December 31, 1988), then the Employer shall contribute to the Plan an amount necessary to provide a minimum Contribution including Forfeitures of at least three percent (3%) of Maximum Compensation to such Non-Key Employees who are employed as of the last day of the Plan Year regardless of (a) whether such Non-Key Employee has completed one thousand (1,000) Hours of Service, (b) whether such Non-Key Employee has made Pre-Tax Contributions to the Plan, or (c) the level of the Non-Key Employee's Compensation. The minimum Contribution required herein shall not be forfeited in the event the Participant withdraws his Pre-Tax Contributions. In no event, however, shall the allocation of the minimum Contribution to the Individual Accounts of Non-Key Employees be greater than the total allocation of Contributions by the Employer (inclusive of Pre-Tax Contributions) to the Individual Accounts for Key Employees. Any special Contribution or reallocation as herein provided shall be made to the Employer Matching Contributions Account on the basis of the ratio that the Non-Key Employees' Maximum Compensation bears to the total Maximum Compensation of all Non-Key Employees.

               A Top Heavy Contribution of less than three percent (3%) shall not be permissible if the Employer maintains a Defined Benefit Plan, which designates this Plan to satisfy IRC Section 401(a).

12.04 Defined Benefit Plan Minimum Accrued Benefit - If the Employer also maintains a Defined Benefit Plan and the Defined Benefit Plan provides the minimum accrued benefit determined pursuant to IRC Section 416(c)(1), then the adjustment provided in Section 12.03 shall not be required.

12.05 Multiple Plan Participation - If Section 12.03 or Section 12.04 is applicable, then the multiplier of 1.25 in Sections 5.10(a) and 5.10(c) shall be reduced to 1.0.

12.06 No Duplication of Minimum Benefit - These Top Heavy Plan provisions shall not require that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there is a defined benefit accrued benefit, it shall be controlling. To the extent that there shall be a contribution by the Employer to a Defined Contribution Plan, then there shall be a determination as to whether the defined contribution amount is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrued benefit required under IRC Section 416. If the defined contribution amount is not comparable, then the difference shall be provided in the Defined Benefit Plan.

12.07 Top Heavy Assumptions - For purposes of determining whether a Defined Benefit Plan is a Top Heavy Plan, calculations shall be based upon actuarial assumptions stipulated in such plan for this purpose. If no assumptions are provided, the calculation shall be based upon The UP-1984 Table of Mortality at six percent (6%) interest with such determination being made on the Determination Date.

12.08 Minimum Vesting - If the vesting schedule provided in Section 6.01 is less liberal than the vesting schedule hereinafter provided, then such vesting schedule shall be substituted with the following for each Participant with an Hour of Service after the Plan becomes a Top Heavy Plan, and such schedule shall remain in effect in all future Plan Years.

                                                       Vested
                      Service                        Percentage
                      -------                        ----------

                  Less than 3 year                        0%
                  3 years or more                       100%

                                  ARTICLE XIII

                                  MISCELLANEOUS


13.01 Governing Law - The Plan shall be construed, regulated and administered according to the laws of the Commonwealth of Virginia except in those areas preempted by the laws of the United States of America.

13.02 Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

13.03 Expenses - The operating expenses of the Plan and Fund shall be paid by the Employer or, upon the direction of the Corporation from the Fund to the extent such expenses are permitted to be paid from the Fund. The determination of whether expenses may be charged against the Fund shall be made by the Corporation. No Employee shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an Employee.

13.04 Participant's Rights; Acquittance - No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Fund other than as specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Fund.

13.05 Spendthrift Clause - Except as provided in IRC Section 401(a)(13)(B) relating to qualified domestic relations orders as defined in IRC
          Section 414(p), none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of the Participant or to the claim of any creditor of any Beneficiary hereunder or to any legal process by any creditor of such Participant of any such

          Beneficiary; and neither such Participant or any such Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

               Notwithstanding anything contained herein to the contrary, upon the receipt by the Plan of a Domestic Relations Order, the following provisions of this Section 13.05 shall become effective.

          13.05(a) Determination of Qualified Domestic Relations Order - Upon receipt by the Plan of a Domestic Relations Order, the Administrative Committee shall promptly notify the Participant and any Alternate Payee of such receipt and the Plan's procedures for determining if such order is a Qualified Domestic Relations Order. In accordance with reasonable procedures established by the Administrative Committee, the Administrative Committee shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant and Alternate Payee of such determination within a reasonable time thereafter. Notwithstanding anything contained herein to the contrary, if a benefit is being paid pursuant to a Domestic Relations Order on January 1, 1985, such order shall be considered to be a Qualified Domestic Relations Order. During the period of time in which the Administrative Committee is making the determination of whether the Domestic Relations Order is a Qualified Domestic Relations Order, the Administrative Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

                         In the case of any payment before a Participant has
                    separated from service with the Employer, a Domestic Relations Order shall be a Qualified

                    Domestic Relations Order regardless of the fact that such order requires that payment of benefits be made to an Alternate Payee

                    (i) on or after the date on which the Participant attains or first would have attained his Early Retirement Date,

                    (ii) as if the Participant had retired on the date on which such payment is to begin under such order taking into account only the present value of the benefits actually accrued and not taking into account the present value of any Employer subsidy for early retirement based on the interest rate specified in the Plan or, if no rate is specified, five percent (5%), and

                    (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

                         In the event a Qualified Domestic Relations Order
                    specifies that benefits commence immediately to the Alternate Payee in one of the forms of payment provided hereunder, payment from the Plan shall commence in accordance with such Qualified Domestic Relations Order.

          13.05(b) Payment to Alternate Payee - If the Domestic Relations Order is determined to be a Qualified Domestic Relations Order within eighteen (18) months, the Administrative Committee shall pay the segregated amounts to the person or persons entitled thereto.

                         If it is determined that the order is not a Qualified
                    Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved within eighteen (18) months, then the Administrative Committee shall pay the segregated amount to the person who would have been entitled to such amounts as if there had been no order.

                         Any determination that an order is a Qualified Domestic
                    Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

          13.05(c) Definitions - For purposes of this Section 13.05, the following definitions shall be applicable:

                    (i) Alternate Payee means any spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

                    (ii) Domestic Relations Order - Any judgment, decree or order (including approval of a property settlement agreement) which

                              (A)       relates to the provisions of child
                                        support, alimony payments, or marital
                                        property rights to a spouse, child or
                                        other dependent of a Participant, and

                              (B) is made pursuant to a state domestic relations law (including a community property law).

                    (iii) Qualified Domestic Relations Order - A Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; provided that such Domestic Relations Order clearly specifies

                              (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

                              (B)       the amount or percentage of the
                                        Participant's benefit to be paid by the
                                        Plan to each Alternate Payee or the
                                        manner in which such amount or
                                        percentage is to be determined,

                              (C) the number of payments or period to which such order applies, and

                              (D)       each plan to which such order applies.

                                             A Domestic Relations Order meets
                                        the requirements of this subsection only if such order does not require the Plan

                              (E) to provide any type or form of benefits, or any optional payment form, not otherwise provided under the Plan,

                              (F)       to provide increased benefits
                                        (determined on the basis of Actuarial
                                        Equivalent value), or

                              (G)       to make payment of benefits to an
                                        Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

          13.05(d)  Establishment of Plan Procedures - For purposes of this
                    Section 13.05, reasonable procedures shall be established under the Plan to determine the qualified status of Domestic Relations Orders and to administer distributions under Qualified Domestic Relations Orders. The procedures established by the Plan shall:

                    (i)       be set forth in writing,

                    (ii) provide for the notification of each person specified in a Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and

                    (iii) permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order.

13.06 Mistake of Fact - Notwithstanding anything herein to the contrary, there shall be returned to the Employer any Contribution which was made as follows:

          13.06(a) By mistake of fact, as determined by the Internal Revenue Service or in such other manner as the Internal Revenue Service may permit;

          13.06(b) Prior to the receipt of initial qualification; provided that such Contribution was conditioned on initial qualification of the Plan, the Plan received an adverse determination with respect to its initial qualification, and the application for determination of initial qualification was made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary of Treasury may prescribe; or

          13.06(c) In an amount that exceeded the deductible limits on such Contribution as set forth under IRC Section 404, as determined by the Internal Revenue Service or in such other manner as the Internal Revenue Service may permit, provided such Contribution was conditioned on its deductibility.

          The return of any Contribution as hereinbefore provided shall be made within one (1) year after the payment of the Contribution, denial of the initial qualification of disallowance of the deduction (to the extent disallowed, whichever is applicable. Any Contribution returned due to mistake of fact under Section 13.06(a) or disallowance of a tax deduction under Section 13.06(c) shall be reduced by its share of the losses and expenses of the Fund but shall not be increased by income or gains of the Fund, provided that the return of such Contribution shall not be permitted to cause the balance of the Individual Account of any Participant to be less than the balance that would have been in his Individual Account had such Contribution not been made. Any Contribution returned to the Employer due to denial of initial qualification under Section 13.06(b) shall be equal to the entire assets of the Plan attributable to Contributions by the Employer.

13.07 Counterparts - The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                              ADOPTION OF THE PLAN


     Anything herein to the contrary notwithstanding, this Plan is amended and maintained under the condition that it shall continue to be approved and qualified by the Internal Revenue Service under IRC Section 401(a) and that the Trust hereunder is exempt under IRC Section 501(a), or under any comparable sections of any future legislation which amends, supplements or supersedes such sections. If it should be found by the Internal Revenue Service that the Plan as amended and restated hereby is not qualified, the Corporation may modify the Plan to meet Internal Revenue Service requirements.

     As evidence of its adoption of the Plan, Trigon Insurance Company has caused this instrument to be signed by its duly authorized officers, and its corporate seal to be affixed hereto this day _________ of __________, 19__.



                                   TRIGON INSURANCE COMPANY




                                   By:
                                      -----------------------------------------
                                      Senior Vice President, Corporate Services


ATTEST:


By:
   --------------------------
                    Secretary

                                   APPENDIX A

         PROVISIONS APPLICABLE TO CONSOLIDATED RISK MANAGEMENT SERVICES


Introduction - Effective as of December 31, 1990, Consolidated Risk Management Services ("CRMS"), a subsidiary of Blue Cross and Blue Shield of Virginia became a participating Employer by adoption of the Employees' Thrift Plan of Blue Cross and Blue Shield of Virginia. CRMS had previously maintained the Consolidated Risk Management Services Employee Retirement Plan ("CRMS Plan") and effective as of December 31, 1990, the CRMS Plan was merged into the Employee Thrift Plan of Blue Cross and Blue Shield of Virginia and assets of the CRMS Plan were transferred to the Fund held pursuant to this Plan.

CRMS Employer Account means the account established for a Participant to hold the value of discretionary and matching contributions made under the provisions of the CRMS Plan through December 31, 1990, and the proportionate share of the adjustment of the Fund determined in accordance with Section 5.07. All amounts held in a Participant's CRMS Employer Account shall at all times be one hundred percent (100%) vested.

CRMS Plan means the Consolidated Risk Management Services Employee Retirement Plan as in effect through December 31, 1990, and which was merged into this Plan as of December 31, 1990.

Rollover Account - The value of rollover contributions made pursuant to the provisions of the CRMS Plan for periods through December 31, 1990 shall be credited to the Participant's Rollover Account.

Pre-Tax Contribution Account - The value of pre-tax contributions made under the provisions of the CRMS Plan through December 31, 1990 shall be credited to the Participant's Pre-Tax Contribution Account.

CRMS Employer Account - Effective as of December 31, 1990, a CRMS Employer Account shall be established for discretionary and matching contributions of Participants who were participants of the CRMS Plan on December 31, 1990. A Participant shall at all times be fully vested in his CRMS Employer Account.

Withdrawal of CRMS Employer Account - A Participant may request a withdrawal of all or a portion of his CRMS Employer Account held on his behalf. A Participant's withdrawal request must identify the desired amount of the Current Balance in his CRMS Employer Account that he wishes to withdraw. A Participant must first exhaust his Rollover Account, and then his CRMS Employer Account, if applicable, before making a withdrawal from his Employer Matching Contributions Account. Further, withdrawals from a Participant's CRMS Employer Account shall not include those employer contributions under the CRMS Plan which have been deposited in the Fund in the current Plan Year and the two (2) previous Plan Years.

     Any withdrawal under this Appendix A shall not be available until the Participant has first exhausted by withdrawal the balance of his entire account under the provisions of Section 7.02.

     If a Participant's Individual Account attributable to his CRMS Employer Account is invested in more than one of the Funds as provided in Article IV, any partial withdrawal hereunder shall be taken from each such Fund in the same proportion that the total amount to be withdrawn pursuant to this Appendix bears to the total Current Balance of the CRMS Employer Account. Amounts withdrawn pursuant to this Appendix A may not be repaid to the Fund.

     Hardship Withdrawal - Upon the written request of a Participant with proof of Hardship as determined by the Administrative Committee, a Participant shall be allowed to withdraw all or a portion of the Current Balance of his CRMS Employer Account.

     Withdrawals made pursuant to this Appendix A shall be made so that any distribution will first reduce a Participant's After-Tax Contribution Account and then his Rollover Account, inclusive of the investment gains on Pre-Tax Contributions earned through December 31, 1988. Further any withdrawal from Pre-Tax Contribution Accounts shall first be made from pre-tax contributions made under the provisions of the CRMS Plan, if any, which are held in Pre-Tax Contribution Accounts. Notwithstanding the preceding, effective January 1, 1989, any withdrawal hereunder from Pre-Tax Contribution Accounts shall be limited to Employee deferrals attributable to such Pre-Tax Contribution Accounts and not be available from investment gains earned on and after January 1, 1989, on such Pre-Tax Contributions. Withdrawals occasioned pursuant to this Appendix A shall not invoke a forfeiture of a Participant's Employer Matching Contributions Account or bar a Participant from future Pre-Tax

Contributions hereunder. If a Participant's CRMS Account is invested in more than one Investment Fund, any partial withdrawal hereunder from a Participant's CRMS Employer Account shall be taken from each such Fund in the same proportion that the total amount to be withdrawn from such account bears to the total Current Balance in the account from which the withdrawal arises. Amounts withdrawn pursuant to this Appendix A may not be repaid to the Fund.

Withdrawals While Employed - Applicable to CRMS Plan Participants - A Participant who participated in the CRMS Plan may request a withdrawal of all or a portion of the lesser of Section (a) or (b) at any time after attaining age fifty-nine and one-half (59 1/2).

     (a)  The value as of December 31, 1990 of:

           (i) his CRMS Employer account;

          (ii) his pre-tax contributions made under the CRMS Plan which are held in his Pre-Tax Contribution Account; and

         (iii) his rollover contributions under the CRMS Plan which are held in his Rollover Account.

     (b)  The balance held in:

           (i) his CRMS Employer Account;

          (ii) his Pre-Tax Contribution Account attributable to pre-tax contributions made under the CRMS Plan; and

         (iii) his Rollover Account attributable to rollover contributions made under the CRMS Plan.

     Withdrawals shall be made in a manner that the distribution will first reduce the amount that is available from his Pre-Tax Contribution Account, then his CRMS Employer Account and lastly, the amount available from his Rollover Account.

     Effective January 1, 1996, amounts withdrawn under this Appendix come from investment funds on a pro-rata basis.

     The Administrative Committee shall direct the Trustee to make the distribution in a lump sum as soon as reasonably possible following the date the withdrawal request is received. Amounts withdrawn under this Section may not be repaid to the Fund.

     Loans - The amount of any loan from the Fund shall be limited to no more than the amount the Participant would be entitled to receive from his CRMS Employer Account pursuant to the provisions of Section 6.01 if he terminated his employment as of such date.

                                   APPENDIX B

               PROVISIONS APPLICABLE TO PRIORITY HEALTH CARE, INC.


Introduction - Effective as of July 1, 1995, employees of Priority Health Care, Inc. and its following subsidiaries - Priority Health Plan, Inc., Priority Insurance Agency, Inc. and Health First, Inc., (hereinafter referred to as Priority Employees) became employees of HealthKeepers, Inc. Prior to July 1, 1995, Priority Employees participated in the Tidewater Medical Group, Inc. 401(k) Plan (hereinafter referred to as the Tidewater Plan). Effective July 1, 1995, the value of the account balances of the Priority Employees were transferred from the Tidewater Plan into the Transfer Account in the Plan.


Vesting - A Participant who was a Priority Employee shall be fully vested in his Transfer Account attributable to funds transferred from the Tidewater Plan.